                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               UNISYS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

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        ------------------------------------------------------------------------

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     (4)  Date filed:

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

                                                       Unisys Corporation
                                                       Unisys Way
                                                       Blue Bell, PA 19424-0001

[UNISYS LOGO]

March 14, 2003

Dear Fellow Stockholder:

     It is my pleasure to invite you to the Unisys 2003 Annual Meeting of Stockholders. This year's meeting will be held on Thursday, April 24, 2003, at The Hilton Inn at Penn, which is located at 3600 Sansom Street in Philadelphia, Pennsylvania. The meeting will begin at 9:30 a.m.

     Unisys delivered a strong performance in 2002. Despite a continued uncertain business environment worldwide, we sharply increased our profitability and achieved the earnings targets that we set at the beginning of the year. We also signed a number of significant long-term services contracts and built our backlog of annuity-based business. Our focus on value-added, end-to-end business opportunities is delivering consistent results in a very difficult period for the industry. Our strategy is working, and we believe we're well positioned for continued earnings growth in 2003.

     Whether or not you plan to attend the annual meeting, I urge you to take a moment to vote on the items in this year's proxy statement. Most stockholders have a choice of voting their shares over the Internet, by telephone, or by completing, signing, and returning a proxy card. Voting by any of these means takes only a few minutes, and it will ensure that your shares are represented at the meeting. If you vote over the Internet, you will also be given the opportunity to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Electronic access saves the company the cost of producing and mailing these documents. I encourage you to take advantage of it.

     I look forward to seeing you at the annual meeting and to reporting on our accomplishments in 2002 and our priorities for 2003.

                                          Sincerely,

                                          /s/ Larry A. Weinbach
                                          Lawrence A. Weinbach
                                          Chairman, President and
                                          Chief Executive Officer

                                 [UNISYS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2003

     Unisys Corporation will hold its 2003 Annual Meeting of Stockholders at The Hilton Inn at Penn, 3600 Sansom Street, Philadelphia, Pennsylvania, on Thursday, April 24, 2003, at 9:30 a.m. to:

          1. elect three directors;

          2. ratify the selection of independent auditors for 2003;

        3. approve the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan;

          4. approve the amended and restated Unisys Corporation Employee Stock Purchase Plan; and

          5. transact any other business properly brought before the meeting.

     Only holders of Unisys Common Stock of record at the close of business on February 28, 2003 will be entitled to vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          /s/ Nancy Straus Sundheim
                                          Nancy Straus Sundheim
                                          Senior Vice President, General Counsel
                                          and Secretary

Blue Bell, Pennsylvania
March 14, 2003

                                   IMPORTANT

YOUR VOTE IS IMPORTANT. MOST STOCKHOLDERS WILL HAVE A CHOICE OF VOTING OVER THE INTERNET, BY TELEPHONE, OR BY USING A TRADITIONAL PROXY CARD. PLEASE CHECK THE INFORMATION YOU HAVE RECEIVED TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU.

                               TABLE OF CONTENTS

PROXY STATEMENT
  Required Vote.............................................    1
  Voting Procedures and Revocability of Proxies.............    1
ELECTION OF DIRECTORS.......................................    2
  Information Regarding Nominees and Directors..............    2
  Board Meetings............................................    6
  Committees................................................    6
  Audit Committee Report....................................    7
  Corporate Governance Guidelines...........................    8
  Stock Ownership Guidelines................................    9
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS...........    9
APPROVAL OF THE UNISYS CORPORATION 2003 LONG-TERM INCENTIVE
  AND EQUITY COMPENSATION PLAN..............................   10
APPROVAL OF THE AMENDED AND RESTATED UNISYS CORPORATION
  EMPLOYEE STOCK PURCHASE PLAN..............................   15
EQUITY COMPENSATION PLAN INFORMATION........................   18
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   19
EXECUTIVE COMPENSATION......................................   21
  Summary Compensation Table................................   21
  Option Grants in Last Fiscal Year.........................   22
  Option Exercises and Fiscal Year-End Values...............   23
  Pension Plans.............................................   23
  Employment Agreements.....................................   24
  Change in Control Employment Agreements...................   25
  Transactions with Management..............................   25
  Compensation of Directors.................................   25
REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION
  COMMITTEE.................................................   26
  Compensation Program and Policies.........................   26
  Base Salary...............................................   26
  Variable Incentive Compensation...........................   27
  Long-Term Incentive Awards................................   27
  Compensation of the Chief Executive Officer...............   27
  Deductibility of Executive Compensation...................   28
STOCK PERFORMANCE GRAPH.....................................   29
GENERAL MATTERS.............................................   30
  Section 16(a) Beneficial Ownership Reporting Compliance...   30
  Policy on Confidential Voting.............................   30
  Stockholder Proposals and Nominations.....................   30
  Electronic Access to Proxy Materials and Annual Report....   30
  Householding of Proxy Statement and Annual Report.........   31
  Other Matters.............................................   31
APPENDIX A
Audit Committee Charter.....................................  A-1
APPENDIX B
Unisys Corporation 2003 Long-Term Incentive and Equity
  Compensation Plan.........................................  B-1
APPENDIX C
Unisys Corporation Employee Stock Purchase Plan, as amended
  and restated..............................................  C-1

                               UNISYS CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2003

     The Board of Directors of Unisys Corporation solicits your proxy for use at the 2003 Annual Meeting of Stockholders to be held on April 24, 2003 and at any adjournments. At the annual meeting, stockholders will be asked to elect directors, to ratify the selection of independent auditors, to approve a new long-term incentive and equity compensation plan, and to approve an amended and restated employee stock purchase plan.

     The record date for the annual meeting is February 28, 2003. Only holders of record of Unisys common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 327,418,508 shares of common stock were outstanding. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

     This proxy statement, the proxy/voting instruction card, and the annual report of Unisys, including the financial statements for 2002, are being mailed and made available on the Internet on or about March 14, 2003.

REQUIRED VOTE

     Each share of Unisys common stock outstanding on the record date is entitled to one vote on each matter to be voted upon. Directors will be elected by a plurality of the votes cast (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. Each of the other matters scheduled to come before the annual meeting will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote. Abstentions will be included in the vote totals for these matters, and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     Your vote is important. Shares may be voted at the annual meeting only if you are present in person or represented by proxy. Most stockholders have a choice of voting (a) by completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided, (b) over the Internet, or (c) by telephone using a toll-free telephone number. Check the materials you have received to see which options are available to you and to obtain the applicable web site or telephone number. If you elected to receive proxy materials over the Internet, you should have already received e-mail instructions on how to vote electronically. Please be aware that if you vote over the Internet, you may incur costs associated with your electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities by use of a control number, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures are consistent with the requirements of applicable law.

     You may revoke your proxy at any time before it is exercised by writing to the Secretary of Unisys, by timely delivery of a properly executed later-dated proxy (including an Internet or telephone vote), or by voting in person at the meeting.

     The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     If you properly complete and return your proxy, and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, the proxy holders will vote your shares FOR the election of directors, FOR the selection of independent auditors, FOR the approval of the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan, FOR the approval of the amended and restated Unisys Corporation Employee Stock Purchase Plan, and in their discretion on any other matters that properly come before the annual meeting.

     If you are a participant in the Unisys Savings Plan, the proxy/voting instruction card will serve as voting instructions to the plan trustee for any whole shares of Unisys common stock credited to your account as of February 28, 2003. The trustee will vote those shares in accordance with your instructions if it receives your completed proxy by April 18, 2003. If the proxy is not timely received, or if you give no instructions on a matter to be voted upon, the trustee will vote the shares credited to your account in the same proportion as it votes those shares for which it received proper instructions from other participants.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of ten members, divided into three classes. One class of directors is elected each year to hold office for a three-year term. The three directors whose terms expire in 2003, Gail D. Fosler, Melvin R. Goodes and Edwin A. Huston, have been nominated for reelection. The remaining seven directors will continue to serve as set forth below. Each of the nominees has agreed to serve as a director if elected, and Unisys believes that each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The names and ages of the nominees and directors, their principal occupations and employment during the past five years, and other information regarding them are as follows.

                         NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

[FOSLER PHOTO]
                  GAIL D. FOSLER
                  Ms. Fosler, 55, is Senior Vice President and Chief Economist of The Conference Board, a business-sponsored, nonprofit research organization. She is a Director of Baxter International Inc., Caterpillar, Inc., H. B. Fuller Company and DBS Holdings (Singapore). She has served as a Director of Unisys since 1993 and is a member of the Audit Committee and the Finance Committee.

[GOODES PHOTO]
                  MELVIN R. GOODES
                  Mr. Goodes, 67, is a retired Chairman and Chief Executive Officer of Warner-Lambert Company, a diversified worldwide health care, pharmaceutical, and consumer products company. He has served as a Director of Unisys since 1987 and is a member of the Corporate Governance and Compensation Committee.

[HUSTON PHOTO]
                  EDWIN A. HUSTON
                  Mr. Huston, 64, is a retired Vice Chairman of Ryder System, Inc., an international logistics and transportation solutions company. He has also served as Senior Executive Vice President -- Finance and Chief Financial Officer of that company. He is a Director of Answerthink, Inc., Enterasys Networks, Inc. and Kaman Corporation. He has served as a Director of Unisys since 1993 and is a member of the Audit Committee and the Nominating Committee.

                      MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                      TERM EXPIRING IN 2004

[DUQUES PHOTO]
                  HENRY C. DUQUES
                  Mr. Duques, 59, is a retired Chairman and Chief Executive Officer of First Data Corporation, an electronic commerce and payment services company. He is a Director of First Data Corporation, CheckFree Corporation and SunGard Data Systems, Inc. He has served as a Director of Unisys since 1998 and is a member of the Corporate Governance and Compensation Committee.

[MARTIN PHOTO]
                  THEODORE E. MARTIN
                  Mr. Martin, 63, is a retired President and Chief Executive Officer of Barnes Group Inc., a manufacturer and distributor of automotive and aircraft components and maintenance products. He has also held the position of Executive Vice President -- Operations of that company. He is a Director of Ingersoll-Rand Company and Applera Corporation. He has served as a Director of Unisys since 1995 and is a member of the Audit Committee and the Finance Committee.

[WEINBACH PHOTO]
                  LAWRENCE A. WEINBACH
                  Mr. Weinbach, 63, is Chairman of the Board, President and Chief Executive Officer of Unisys. He previously served in the position of Managing Partner -- Chief Executive of Andersen Worldwide, a global professional services organization. He is a Director of Avon Products, Inc. and UBS AG. He has served as a Director of Unisys since 1997.

                            MEMBERS OF THE BOARD CONTINUING IN OFFICE
                                      TERM EXPIRING IN 2005

[BOLDUC PHOTO]
                  J. P. BOLDUC
                  Mr. Bolduc, 63, is Chairman and Chief Executive Officer of JPB Enterprises, Inc., a merchant banking, venture capital, and real estate investment holding company. He previously served in the positions of President and Chief Executive Officer, Vice Chairman, and Chief Operating Officer of W. R. Grace & Co., a specialty chemicals and health care company. He is a Director of Proudfoot PLC and EnPro Industries, Inc. He has served as a Director of Unisys since 1992 and is a member of the Finance Committee and the Nominating Committee.

                  In February 2003, the SEC and Mr. Bolduc settled public administrative and cease-and-desist proceedings. Without admitting or denying the SEC's findings, Mr. Bolduc consented to the entry of a cease-and-desist order in which the SEC found that, between 1991 and 1995, while Mr. Bolduc was president and either chief operating officer or chief executive officer of W. R. Grace & Co. and a member of its board of directors, Grace fraudulently used reserves to defer income earned by a subsidiary, primarily to smooth earnings of its health care segment, in violation of the antifraud provisions of the federal securities laws, as well as the provisions that require public companies to keep accurate books and records, maintain appropriate internal accounting controls and file accurate annual and quarterly reports. The order generally finds that Mr. Bolduc, through his actions or omissions, was a cause of these violations. The order also notes that, during the period in question, Mr. Bolduc did not sell any of the substantial number of Grace shares that he owned. The SEC ordered Mr. Bolduc to cease and desist from committing or causing any violation or future violation of the antifraud and reporting requirements of the federal securities laws. It did not impose any fines, penalties or bars on Mr. Bolduc.

[DUDERSTADT PHOTO]
                  JAMES J. DUDERSTADT
                  Dr. Duderstadt, 60, is President Emeritus and University Professor of Science and Engineering at the University of Michigan. He is a Director of CMS Energy Corporation. He has served as a Director of Unisys since 1990 and is a member of the Audit Committee.

[FLETCHER PHOTO]
                  DENISE K. FLETCHER
                  Ms. Fletcher, 54, is Executive Vice President and Chief Financial Officer of MasterCard International, an international payment solutions company. Before joining MasterCard, she served as Chief Financial Officer of Bowne Inc., a global document management and information services provider, from 1996 to 2000. She has served as a Director of Unisys since 2001 and is a member of the Audit Committee.

[MACKE PHOTO]
                  KENNETH A. MACKE
                  Mr. Macke, 64, is General Partner of Macke Partners, a venture capital firm. He previously served as Chairman and Chief Executive Officer of Dayton Hudson Corporation, a general merchandise retailer. He has served as a Director of Unisys since 1989 and is a member of the Corporate Governance and Compensation Committee and the Nominating Committee.

BOARD MEETINGS

     The Board of Directors held seven meetings in 2002. During 2002, all directors attended at least 75 percent of the meetings of the Board of Directors and standing Committees on which they served.

COMMITTEES

     The Board of Directors has a standing Audit Committee, Corporate Governance and Compensation Committee, Finance Committee, and Nominating Committee.

     The Audit Committee assists the Board in its oversight of the integrity of the Company's financial statements and its financial reporting and disclosure practices, the soundness of its systems of internal financial and accounting controls, the independence and qualifications of its independent auditors, the performance of its internal and independent auditors, and the Company's compliance with legal and regulatory requirements and the soundness of its ethical and environmental compliance programs. The Audit Committee held 11 meetings in 2002. Its members are Dr. Duderstadt, Ms. Fletcher, Ms. Fosler, Mr. Huston, and Mr. Martin. The Board has determined that each of Ms. Fletcher, Mr. Huston, and Mr. Martin is an audit committee financial expert, as defined by the SEC, who meets the independence requirements of the New York Stock Exchange.

     The Corporate Governance and Compensation Committee oversees the Company's corporate governance, the compensation of the Company's executives, the Company's executive management structure, and the compensation-related policies and programs involving the Company's executive management and the level of benefits of officers and key employees. It also oversees the Company's diversity programs. The Corporate Governance and

Compensation Committee held ten meetings in 2002. Its members are Mr. Duques, Mr. Goodes, and Mr. Macke.

     The Finance Committee oversees the Company's financial affairs, including its capital structure, financial arrangements, capital spending, and acquisition and disposition plans. It also oversees the management and investment of funds in the pension, savings, and welfare plans sponsored by the Company. The Finance Committee held six meetings in 2002. Its members are Mr. Bolduc, Ms. Fosler, and Mr. Martin.

     The Nominating Committee identifies and reviews candidates and recommends to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Unisys Corporation, Unisys Way, Blue Bell, Pennsylvania 19424. The Nominating Committee held two meetings in 2002. Its members are Mr. Bolduc, Mr. Huston, and Mr. Macke.

AUDIT COMMITTEE REPORT

     The Audit Committee's specific functions and responsibilities are set forth in the Audit Committee Charter, which is attached as Appendix A to this Proxy Statement. The Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange.

     In performing its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management and with Ernst & Young LLP, the Company's independent auditors. The Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with Ernst & Young LLP their independence and has received from them the written disclosures required by the Independence Standards Board. The Committee has also considered the compatibility of the services discussed below with the auditors' independence.

     Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

     Ernst & Young LLP has billed the Company the following fees for professional services rendered in respect of the years ended December 31, 2002 and 2001 (in millions of dollars):

                                                 2002   2001
                                                 ----   ----
Audit Fees.....................................  $3.3   $2.9
Audit-Related Fees.............................   1.6    1.4
Tax Fees.......................................   2.0    2.0
All Other Fees.................................    .2     .1

     Audit fees consist of fees for the audit and review of the Company's financial statements, statutory audits, comfort letters, consents, and assistance with and review of documents filed with the SEC. Audit-related fees consist of fees for employee benefit plan audits, accounting advice regarding specific transactions, internal control reviews, and various attestation engagements. Tax fees generally represent fees for tax compliance and advisory services.

                                                                 Audit Committee

                                                             James J. Duderstadt
                                                              Denise K. Fletcher
                                                                  Gail D. Fosler
                                                                 Edwin A. Huston
                                                              Theodore E. Martin

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has adopted Guidelines on Significant Corporate Governance Issues. Among other matters, the guidelines cover the following:

           1. A majority of the Board of Directors shall qualify as independent under the listing standards of the New York Stock Exchange.

           2. The Corporate Governance and Compensation Committee reviews annually with the Board the independence of outside directors. Following this review, only those directors who meet the independence qualifications prescribed by the New York Stock Exchange and who the Board affirmatively determines have no material relationship with the Company will be considered independent. The following commercial or charitable relationships will not be considered to be material relationships that would impair independence: (a) if a director is an executive officer or partner of, or owns more than a ten percent equity interest in, a company that does business with Unisys, and sales to or purchases from Unisys are less than one percent of the annual revenues of that company and (b) if a director is an officer, director, or trustee of a charitable organization, and Unisys donates less than one percent of that organization's charitable receipts.

           3. Directors should not, except in rare circumstances approved by the Board, draw any consulting, legal, or other fees from the Company. In no event shall any member of the Audit Committee receive any compensation from the Company other than directors' fees.

           4. Membership on the Audit, Corporate Governance and Compensation, and Nominating Committees is limited to independent directors.

           5. Directors may not stand for election after age 70 or continue to serve beyond the annual stockholders' meeting following the attainment of age 70.

           6. Directors should volunteer to resign from the Board upon a change in position, including retirement, from the position they held when they were elected to the Board. The Board, through the Nominating Committee, will then make a determination whether continued Board membership is appropriate under the circumstances. In addition, if the Company's chief executive officer resigns from that position, he is expected to offer his resignation from the Board at the same time.

           7. The Nominating Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of its current make-up, and will consider factors such as independence, experience, strength of character, mature judgment, technical skills, diversity, and age in its assessment of the needs of the Board.

           8. The Company should maintain an orientation program for new directors and continuing education programs for all directors.

           9. The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

          10. The non-management directors should meet in executive session, without the chief executive officer and other members of management, on a regularly scheduled basis. They may also meet in executive session at any time upon request. Either the chairman of the Corporate Governance and Compensation Committee or the chairman of the Finance Committee will chair these meetings, based upon the nature of the matter to be considered.

          11. The non-management directors will evaluate the performance of the chief executive officer annually and will meet in executive session to review this performance. The evaluation is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives, and development of management. The evaluation is used by the Corporate Governance and Compensation Committee in its consideration of the compensation of the chief executive officer.

          12. To assist the Board in its planning for the succession to the position of chief executive officer, the chief executive officer is expected to provide an annual report on succession planning to the Corporate Governance and Compensation Committee.

          13. Board members have complete access to Unisys management. Members of senior management who are not Board members regularly attend Board meetings, and the Board encourages senior management, from time to time, to bring into Board meetings other managers who can provide additional insights into the matters under discussion.

          14. The Board and its committees have the right at any time to retain independent outside financial, legal, or other advisors.

STOCK OWNERSHIP GUIDELINES

     In 1998, the Board established stock ownership guidelines for both directors and elected officers in order to more closely link their interests with those of stockholders. Under the guidelines, directors and elected officers are expected to own, within specified time periods, Unisys stock or stock units having a value equal to a multiple of their annual retainer, in the case of directors, or their base salary, in the case of elected officers. Stock options, including vested stock options, do not count toward fulfillment of the ownership guidelines.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has selected and the Board of Directors has ratified the selection of the firm of Ernst & Young LLP as independent auditors to audit the Company's books and accounts for the year ending December 31, 2003. Ernst & Young LLP has served as independent auditors for Unisys since 1986. Its representatives will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

     The Board of Directors considers Ernst & Young LLP to be well qualified to serve as the independent auditors for Unisys. If, however, stockholders do not ratify the selection of Ernst & Young LLP, the appointment will be reconsidered.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2003.

        APPROVAL OF THE UNISYS CORPORATION 2003 LONG-TERM INCENTIVE AND
                            EQUITY COMPENSATION PLAN

     On February 13, 2003, the Board of Directors unanimously approved and adopted the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan (the "2003 Plan"), authorized 20,000,000 shares for issuance under the plan, and directed that the plan be submitted to stockholders for approval. The 2003 Plan will become effective when it is approved by stockholders.

     The purposes of the 2003 Plan are to support the Company's ongoing efforts to attract, retain, and develop exceptional talent and to enable the Company to provide incentives directly linked to the Company's short and long-term objectives and to increases in stockholder value. In addition, if the 2003 Plan is approved by stockholders, the Company will have the ability to grant performance-based compensation awards that meet the requirements of section 162(m) of the Internal Revenue Code, thereby preserving the Company's ability to receive tax deductions for the awards.

     The 2003 Plan will replace the Unisys 1990 Long-Term Incentive Plan (the "1990 Plan") and the 2002 Stock Option Plan (the "2002 Plan"). The 1990 Plan was adopted by stockholders in 1990 and provides for the award of stock options and stock-based awards to elected officers, outside directors, and key employees of the Company. The 2002 Plan was adopted by the Board of Directors in 2002 and provides for the award of stock options to all employees other than elected officers. Once the 2003 Plan becomes effective, no further awards will be made under the 1990 Plan or the 2002 Plan. Any authorized but unissued shares that had been reserved for future issuance under those plans, other than shares subject to outstanding options and other awards previously made under the plans, will no longer be available for future issuance under those plans.

SUMMARY DESCRIPTION OF THE 2003 PLAN

     The following is a summary of the material features of the 2003 Plan. This summary is subject in all respects to the complete text of the 2003 Plan, which is attached as Appendix B.

     SHARES AVAILABLE. 20,000,000 shares of the Company's common stock are authorized for issuance under the 2003 Plan. All these shares may be issued pursuant to the exercise of stock options, but no more than 10,000,000 shares may be issued with respect to awards other than stock option awards. The Company believes that generally a share of restricted stock is more valuable than a share subject to a stock option. Therefore, if in the future, for example, the Company grants awards with a combination of restricted shares and stock options, it anticipates that the awards will be for fewer combined shares than if solely stock option shares were granted. The Company anticipates that the number of authorized shares will cover awards made under the plan for at least the next four years. The number of authorized shares is subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants, or other similar event.

     ELIGIBILITY. All employees, officers, and non-employee directors of the Company and its subsidiaries and affiliates are eligible to receive awards under the 2003 Plan. The Corporate

Governance and Compensation Committee (the "Committee") of the Board of Directors has the authority to select participants and to determine the amount, type, and terms of each award. In 2003, stock option awards under the 1990 Plan and the 2002 Plan have been made to the 14 elected officers of the Company, the nine non-employee directors and approximately 870 non-officer employees of the Company and its subsidiaries.

     TYPES OF AWARDS. The Committee may award stock options (including nonqualified options and incentive stock options), stock appreciation rights ("SARs"), restricted shares, other stock-based awards, and cash incentive awards.

     Stock Options. A stock option represents the right to purchase a share of common stock at a predetermined exercise price. Stock options granted under the 2003 Plan may be in the form of incentive stock options ("ISOs") or nonqualified stock options, as determined in the discretion of the Committee. The terms of each stock option, including the number of shares, exercise price, vesting period, and option duration, will be set forth in an award agreement. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in cash. In addition, if authorized by the Committee, payment in full or in part may also be made in the form of stock already owned by the participant or through a broker cashless exercise program authorized by the Company. Stock options expire on the earlier of the expiration date of the stock option (as set forth in the applicable award agreement) or the participant's termination of employment. Under certain conditions, a stock option may be exercised after a participant's termination of employment (e.g., retirement, death, disability, termination at or after attainment of age 55 with 5 years of service), but not later than the expiration date for the option.

     Stock Appreciation Rights. A SAR represents the right to receive a payment, in cash, shares of common stock, or both (as determined by the Committee), equal to the spread value (the excess of the fair market value of common stock on the date the SAR is exercised over the grant price of the SAR). "Fair market value" for purposes of the 2003 Plan means, on any date, the average of the high and low sales price of a share of Unisys stock on such date. The grant price of a SAR will be set forth in the applicable award agreement. Subject to the terms of the applicable award agreement, a SAR will be exercisable, in whole or in part, by giving written notice of exercise to the Company.

     Restricted Shares. Restricted shares are shares of stock that are awarded to a participant and that are subject to forfeiture during a pre-established period if certain conditions (e.g., continued employment or performance goals) are not met. The terms of a participant's restricted share award are determined by the Committee and are set forth in an award agreement. Restricted shares may not be sold, assigned, transferred, pledged, or otherwise encumbered while the shares are subject to forfeiture. A participant generally will have all the rights of a holder of common stock, including the rights to receive any dividends and to vote, during the restricted period. Any dividends with respect to restricted shares that are payable in common stock will be paid in the form of restricted shares.

     Other Stock-Based Awards. Other stock-based awards are awards, other than stock options, SARs, or restricted shares, that are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of common stock. The purchase, exercise, exchange, or conversion of other stock-based awards will be on such terms and conditions and by such methods as will be specified by the Committee.

     Incentive Awards. Incentive Awards are performance-based awards that are expressed in U.S. currency, but that may be payable in the form of cash, stock, or a combination of both, and are payable upon the satisfaction of pre-determined performance goals over performance periods. Incentive awards may be either annual incentive awards (that measure performance over a period of one year or less) or long-term incentive awards (that measure performance over a period in excess of one year). The terms of a participant's incentive award will be established by the Committee and will be set forth in an award agreement.

     AWARDS GRANTED AT FAIR MARKET VALUE. The exercise price of a stock option and the grant price of a SAR may not be less than 100% of the fair market value of common stock on the date of grant. In addition, if the value of an other stock-based award is based on spread value, the grant price for the other stock-based award may not be less than 100% of the fair market value on the date of grant. The only exception is for awards made in substitution for awards made to a participant under a predecessor company plan that has been assumed by the Company as a result of a reorganization, merger, consolidation, or other similar transaction.

     MINIMUM VESTING PERIOD FOR AWARDS. Except in the case of a new-hire award or under such other circumstances deemed appropriate by the Committee, no stock option, stock appreciation right, restricted share or other stock-based award will be granted with a vesting period of less than one year.

     STOCK OPTION REPRICING. Stock options may not be repriced (whether through modification of the exercise price of options after the date of grant or through an option exchange program) without the approval of the Company's stockholders.

     AWARD LIMITATIONS. The total number of restricted shares and other shares of stock underlying stock options, SARs, and other stock-based awards awarded to any participant during any year may not exceed (i) 2,000,000 shares multiplied by (ii) the number of calendar years during which the participant has been eligible to participate in the 2003 Plan, and reduced by (iii) the number of shares with respect to which the participant has received awards of restricted shares, stock options, SARs, and/or other stock-based awards under the 2003 Plan. An annual incentive award paid to a participant may not exceed $5,000,000. A long-term incentive award paid to a participant may not exceed $3,000,000 times the number of years in the performance cycle applicable to the award.

     PERFORMANCE-BASED AWARDS. Any award granted under the 2003 Plan may be conditioned on the attainment of one or more performance goals over a specified performance cycle. If the Committee intends that an award made to a "covered employee" (generally the Chief Executive Officer and the four most highly compensated executive officers) will constitute "performance-based" compensation within the meaning of section 162(m) of the Internal Revenue Code, then the performance goals will be based on one or more of the following criteria: earnings per share, total stockholder return, operating income, net income, cash flow, free cash flow, return on equity, return on capital, earnings before interest, taxes, depreciation and amortization ("EBITDA"), stock price, debt-to-capital ratio, stockholders' equity per share, operating income as a percent of revenue, gross profit expense, selling, general and administrative expenses as a percent of revenue, operating cash flow, operating margin, orders, revenue, and customer value. The performance goals may relate to results obtained by the individual, the Company, a subsidiary, or any business unit, division, or geographic region thereof.

     CHANGE IN CONTROL. In the event of a change in control, as defined in the 2003 Plan, all stock options and SARs will become fully vested and immediately exercisable. Elected officers who choose to surrender their stock options within the 60-day period following the change in control will receive a cash payment in an amount per share equal to the excess of the highest fair market value of a share of common stock during the 60-day period ending on the date of the change in control over the exercise price or grant price of the stock option.

     All restrictions applicable to outstanding restricted shares and other stock-based awards that are not performance-related will lapse. In addition, outstanding incentive awards and other stock-based awards that are performance-related will become vested and will be paid out on a prorated basis, based on the targeted award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

     PLAN ADMINISTRATION. The 2003 Plan will be administered by the Committee, which will have the power to interpret the plan and to adopt such rules and guidelines for carrying out the plan as it may deem appropriate. The Committee will have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices, and tax and accounting principles of the countries in which the Company or a subsidiary may operate to assure the viability of the benefits of awards made to individuals employed in such countries and to meet the objectives of the plan. Subject to the terms of the plan, the Committee will have the authority to determine those individuals eligible to receive awards and the amount, type, and terms of each award and to establish and administer any performance goals applicable to such awards. The Committee may delegate its authority and power under the plan in whole or in part to a subcommittee consisting of two or more non-employee directors (who are "outside directors" within the meaning of section 162(m) of the Internal Revenue Code) or, with respect to determinations and decisions regarding participants who are not elected officers or non-employee directors, to one or more officers of the Company, subject to guidelines prescribed by the Committee.

     AMENDMENT AND TERMINATION. The Board may amend or terminate the 2003 Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, or if such amendment would increase the total number of shares of common stock that may be distributed under the plan. Except as set forth in any award agreement, no amendment or termination of the plan may materially and adversely affect any outstanding award under the plan without the award recipient's consent.

NEW PLAN BENEFITS

     Because benefits under the 2003 Plan will depend on the discretion of the Committee and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received if the 2003 Plan is approved by stockholders. The table below shows, for the annual grants made on February 13, 2003 under the 1990 Plan and 2002 Plan, the number of shares underlying stock option awards granted to the executive officers named on page 21, to all current elected officers as a group, to all non-employee directors as a group, and to all other employees as a group. All stock option awards had an exercise price equal to the fair market value of Unisys common stock on the date of grant ($8.415 per share).

NAME AND POSITION                                             NUMBER OF SHARES
-----------------                                             ----------------
Lawrence A. Weinbach........................................       300,000
  Chairman, President and Chief Executive Officer
George R. Gazerwitz.........................................       100,000
  Executive Vice President
Joseph W. McGrath...........................................       100,000
  Executive Vice President
Janet B. Haugen.............................................        80,000
  Senior Vice President and Chief Financial Officer
Janet B. Wallace............................................        75,000
  Senior Vice President
Executive Group.............................................     1,055,000
Non-Executive Director Group................................       108,000
Non-Executive Officer Employee Group........................     3,357,055

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the 2003 Plan.

     TAX CONSEQUENCES TO PARTICIPANTS. Generally, when a participant receives an award under the 2003 Plan, the participant's receipt of cash or Company stock in settlement of the award is conditioned on the participant's performing future services for the Company and/or the attainment of performance goals. The award, therefore, is not taxable at grant. Instead, when and if a participant later receives cash in settlement of the award, he or she will have income, taxable at ordinary income rates, equal to the amount of cash received. Similarly, when and if a participant receives Company stock in settlement of an award, he or she will, subject to special rules described below, have income, taxable at ordinary income rates, equal to the excess of the fair market value of the stock on that date over the amount, if any, the participant paid for the stock.

     Thus, participants generally will be taxable on any cash or the fair market value of any stock received in settlement of an incentive award or other stock-based award or upon exercise of a stock appreciation right. Similarly, participants will have taxable income on exercise of a nonqualified stock option equal to the difference between the fair market value of the stock subject to the option and the exercise price of the option.

     Special rules apply in the case of an incentive stock option. Participants generally recognize no taxable income on exercise of an ISO. Instead, they have gain, taxable at capital gains rates, upon the disposition of the stock acquired on exercise of the ISO in an amount equal to the excess of the amount realized on disposition of the stock over the exercise price of the ISO. (In some cases, participants may become subject to tax as the result of the exercise of an ISO, because the excess of the fair market value of the stock at exercise over the exercise price is an adjustment item for alternative minimum tax purposes.) The special tax treatment afforded to ISOs is only available, however, if the participant does not dispose of the stock acquired upon exercise of the ISO before the first anniversary of the date on which he or she exercised the ISO or, if later, the second anniversary of the date on which the ISO was granted. If the participant disposes of stock before the expiration of this holding period, a "disqualifying disposition" occurs and the participant will recognize income, taxable at ordinary income rates, in the year of the disqualifying disposition. The amount of this income will generally be equal to the excess, if any, of the lesser of (i) the fair market value of the stock on the date of exercise and (ii) the amount realized upon disposition of the stock over the exercise price paid for the stock. If the amount realized upon a disqualifying disposition is greater than the fair market value of the stock on the date of exercise, the difference will be taxable to the employee as capital gain.

     Special rules also apply to awards of restricted shares. A participant generally will not recognize taxable ordinary income when he or she receives restricted shares. Instead, the participant will have taxable income in the first year in which the shares cease to be subject to a substantial risk of forfeiture, generally when all applicable restrictions lapse. The participant will then have taxable income equal to the fair market value of the stock at that time over the amount, if any, the participant paid for the stock. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.

     TAX CONSEQUENCES TO THE COMPANY. Generally, any time a participant recognizes taxable income, as opposed to capital gain, as the result of the settlement of any award under the 2003 Plan, the Company will be entitled to a deduction equal to the amount of income recognized by the participant.

     OTHER U.S. FEDERAL INCOME TAX CONSIDERATIONS.  Internal Revenue Code
section 162(m) places a $1,000,000 annual limit on the compensation deductible by the Company paid to covered employees (as described above). The limit, however, does not apply to "qualified performance-based compensation." The Company believes that awards of stock options, SARs, and other awards payable upon the attainment of performance goals under the 2003 Plan will qualify as qualified performance-based compensation. Also, awards that are granted, accelerated, or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Internal Revenue Code section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax on the participant.

     State tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the 2003 Plan may be made to participants who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.

     The foregoing summary of the income tax consequences in respect of the 2003 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE UNISYS CORPORATION 2003 LONG-TERM INCENTIVE AND EQUITY COMPENSATION PLAN.

APPROVAL OF THE AMENDED AND RESTATED UNISYS CORPORATION EMPLOYEE STOCK PURCHASE
                                      PLAN

     The Unisys Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") was unanimously approved and adopted by the Board of Directors effective July 1, 1998. The Board of Directors has previously authorized 13,000,000 shares of the Company's common stock for issuance under the plan. As of January 1, 2003, approximately 11,300,000 shares had been issued under the plan, leaving approximately 1,700,000 shares available for future issuance. On February 13, 2003, the Board approved an amendment and restatement of the Stock Purchase Plan to authorize an additional 10,000,000 shares for issuance under the plan and directed that the plan be submitted to stockholders for approval.

     The Stock Purchase Plan was established to encourage and facilitate the purchase of the Company's common stock by employees of the Company and its subsidiaries, thereby providing an additional incentive to them to promote the best interests of the Company and the opportunity to participate directly in the Company's future. The plan provides employees the opportunity to purchase shares at a discount. The Stock Purchase Plan is not intended to qualify under section 423 of the Internal Revenue Code.

SUMMARY DESCRIPTION OF THE PLAN

     The following is a summary of the material features of the Stock Purchase Plan, as amended and restated. This summary is subject in all respects to the complete text of the plan, which is attached as Appendix C.

     SHARES AVAILABLE. 13,000,000 shares of the Company's common stock have been previously authorized for issuance under the Stock Purchase Plan by the Board of Directors, and approximately 1,700,000 of those shares are currently available for issuance under the plan. Upon approval of the plan by stockholders, an additional 10,000,000 shares will be authorized for issuance. The number of shares authorized for issuance under the plan is subject to adjustment in the event of a merger, reorganization, consolidation, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants, or other similar event.

     PURCHASE PRICE. The purchase price per share for any purchase period is equal to 85% of the lesser of (i) the fair market value of a share of common stock on the first day of the purchase period and (ii) the fair market value of a share of common stock on the last day of the purchase period. "Fair market value" for purposes of the Stock Purchase Plan means the sales price of a share of common stock as of the close of the New York Stock Exchange on the applicable date. No fees are charged to a participant for the purchase of shares under the Stock Purchase Plan. After the shares are purchased, they are deposited in an individual brokerage account established for each participant with the designated plan broker. Once the shares are deposited in a participant's brokerage account, the participant may elect to retain or sell the shares in his/her discretion.

     ELIGIBILITY. All regular full-time and part-time employees of the Company and its participating subsidiaries, including elected officers of the Company, who are eligible to participate in the employee benefit plans sponsored by the Company or a participating subsidiary are eligible to participate in the Stock Purchase Plan. The Senior Vice President, Worldwide Human Resources of the Company has the authority to designate the subsidiaries that will participate in the Stock Purchase Plan and the terms and conditions under which each participating subsidiary will participate in the plan. Non-employee directors of the Company are not eligible to participate in the Stock Purchase Plan. As of December 31, 2002, 35,362 employees were eligible to participate in the plan and 5,267 were participating in the plan.

     PLAN PARTICIPATION. An eligible employee may elect to participate in the Stock Purchase Plan by authorizing his/her employer to withhold from his/her pay any amount from 1% to 10% (not to exceed $25,000 in any calendar year) and to apply those amounts to purchase shares of the Company's common stock. There are four quarterly stock purchase periods beginning on

January 1, April 1, July 1, and October 1 each year. A participant's accumulated payroll deductions in each period are used to purchase shares of common stock from the Company on the first day following the purchase period.

     ADMINISTRATION. The Plan is administered by the Company's Employee Benefits Administrative Committee (the "Committee"), a management committee appointed by the Board of Directors to administer the Company's benefit plans. The Committee has the discretionary authority to promulgate rules and regulations for the administration of the plan, to interpret the provisions and supervise the administration of the plan, and to take any and all action that it deems necessary for the proper administration of the plan. Decisions of the Committee are final and binding on all employees.

     PLAN AMENDMENT AND TERMINATION/SPECIAL RULES FOR PARTICIPATING SUBSIDIARIES. The Company reserves the right to amend or terminate the Stock Purchase Plan or to terminate the participation of any participating subsidiary or group of employees at any time and for any reason. In addition, special terms and conditions of the plan applicable to any participating subsidiary or group of employees may be established or changed at any time by the Senior Vice President, Worldwide Human Resources.

NEW PLAN BENEFITS

     Because benefits under the Stock Purchase Plan will depend on employee elections and the fair market value of the Company's common stock, it is not possible to determine the benefits that will be received if the plan is approved by stockholders. The table below lists the number of shares of common stock purchased under the Stock Purchase Plan by the executive officers named on page 21, by all elected officers as a group, and by all other employees as a group in 2002.

                                                                 NUMBER OF
NAME AND POSITION                                                  SHARES
-----------------                                                ---------
Lawrence A. Weinbach........................................       --
  Chairman, President and Chief Executive Officer
George R. Gazerwitz.........................................       --
  Executive Vice President
Joseph W. McGrath...........................................       --
  Executive Vice President
Janet B. Haugen.............................................         5,483
  Senior Vice President and Chief Financial Officer
Janet B. Wallace............................................         2,767
  Senior Vice President
Executive Group.............................................        22,558
Non-Executive Director Group................................       --
Non-Executive Officer Employee Group........................     3,176,753

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the U.S. federal income tax consequences generally arising from the purchase and sale of shares under the plan.

     TAX CONSEQUENCES TO PARTICIPANTS. A participant will recognize taxable income when he or she purchases stock under the plan. The amount of income will be equal to the excess of the fair market value of the common stock on the day of purchase (which, for this purpose, will be the fair market value on the last day of the purchase period) over the purchase price.

     TAX CONSEQUENCES TO THE COMPANY. The Company will generally be entitled to claim a deduction for federal income tax purposes equal to the amount of income recognized by the participants as a result of their purchases of stock under the plan. This deduction may be limited to the extent that the purchase of stock under the plan causes any "covered employee," within the meaning of section 162(m) of the Internal Revenue Code, to have compensation for the year in excess of $1,000,000.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974.

     The foregoing summary of the income tax consequences in respect of the Stock Purchase Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED UNISYS CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of January 1, 2003 with respect to compensation plans under which Unisys common stock is authorized for issuance.

                                                                                   NUMBER OF SECURITIES
                               NUMBER OF SECURITIES                               REMAINING AVAILABLE FOR
                                   TO BE ISSUED           WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                 UPON EXERCISE OF        EXERCISE PRICE OF       EQUITY COMPENSATION PLANS
                               OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
                               WARRANTS AND RIGHTS      WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
PLAN CATEGORY                          (A)                      (B)                         (C)
-------------                 ----------------------   ----------------------   ---------------------------
Equity compensation
plans approved by
security holders............    33.435                       $ 21.06(2)                9.029 million(3)
                                  million(1)
Equity compensation
plans not approved by
security holders(4).........     5.455                       $ 11.59(5)               11.548 million(6)
                                  million(5)
Total.......................    38.890                       $ 19.73                  20.577 million
                                  million

---------------

(1) Includes approximately 5,000 shares of common stock to be issued upon exercise of outstanding options under compensation plans assumed in connection with acquisitions.

(2) Weighted-average exercise price of outstanding options under compensation plans assumed in connection with acquisitions is $28.61.

(3) All shares shown are issuable under the 1990 Plan. The number of shares available for issuance under that plan is increased each January 1 by an amount equal to 2% of the total number of outstanding shares (exclusive of shares issued under the 1990 Plan) as of that January 1. The number shown in the table includes this amount (6.125 million shares), calculated as of January 1, 2003.

(4) Comprises the Stock Purchase Plan, which is described beginning at page 15, the Unisys Corporation Director Stock Unit Plan (the "Stock Unit Plan") described at page 25, and the 2002 Plan. Under the 2002 Plan, stock options may be granted to key employees other than officers to purchase the Company's common stock at no less than 100% of fair market value at the date of grant. Options generally have a maximum duration of ten years and become exercisable in four equal annual installments beginning one year after the date of grant.

(5) 2002 Plan only.

(6) Comprises 9.545 million shares under the 2002 Plan, approximately 280,000 shares under the Stock Unit Plan, and 1.723 million shares under the Stock Purchase Plan.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Shown below is information with respect to persons or groups that beneficially own more than five percent of Unisys common stock. This information is derived from Schedules 13G filed by such persons or groups in 2003.

NAME AND ADDRESS OF                                           NUMBER OF SHARES    PERCENT
BENEFICIAL OWNER                                              OF COMMON STOCK     OF CLASS
-------------------                                           ----------------    --------
Brandes Investment Partners, LLC............................     41,496,633(1)      12.8
Brandes Investment Partners, Inc.
Brandes Worldwide Holdings, LP
Charles H. Brandes
Glenn R. Carlson
Jeffrey A. Busby
11988 El Camino Real, Suite 500
San Diego, CA 92130
Merrill Lynch & Co. Inc. ...................................     22,312,931(2)      6.88
(on behalf of Merrill Lynch Investment
Managers)
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

---------------

(1) Shared dispositive power has been reported for 41,496,633 shares. Shared voting power has been reported for 31,680,786 shares.

(2) Shared dispositive and shared voting power has been reported for all shares.

     Shown below are the number of shares of Unisys common stock (or stock units) beneficially owned as of March 1, 2003, by all directors and nominees, each of the executive officers named on page 21, and all directors and officers of Unisys as a group. No individual named below beneficially owns more than one percent of the outstanding shares of Unisys common stock. All directors and officers as a group beneficially own 1.7% of the shares of Unisys common stock deemed outstanding.

                                                                            ADDITIONAL SHARES OF
                                                    NUMBER OF SHARES         COMMON STOCK DEEMED
BENEFICIAL OWNER                                 OF COMMON STOCK(1)(2)    BENEFICIALLY OWNED(1)(3)
----------------                                 ----------------------   -------------------------
J. P. Bolduc...................................          32,571                      15,500
James J. Duderstadt............................          17,167                      15,500
Henry C. Duques................................          21,580                      15,500
Denise K. Fletcher.............................           4,277                       3,000
Gail D. Fosler.................................          30,837                      15,500
George R. Gazerwitz............................          59,477                     531,250
Melvin R. Goodes...............................          32,432                      15,500
Janet B. Haugen................................          22,178                     216,000
Edwin A. Huston................................          19,230                      15,500
Kenneth A. Macke...............................          53,448                          --
Theodore E. Martin.............................          52,751                      15,500
Joseph W. McGrath..............................          48,331                     273,750
Janet B. Wallace...............................           7,784                     148,750
Lawrence A. Weinbach...........................         255,274                   2,513,000
All directors and officers as a group..........         806,953                   5,000,925

---------------

(1) Includes shares reported by directors and officers as held directly or in the names of spouses, children, or trusts as to which beneficial ownership may have been disclaimed.

(2) Includes:

     (a) Shares held under the Unisys Savings Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code, as follows:
         Mr. Gazerwitz, 2,340; Ms. Haugen, 642; Mr. McGrath, 598; Ms. Wallace, 592; Mr. Weinbach, 631; officers as a group, 21,283. With respect to such shares, plan participants have authority to direct voting.

     (b) Stock units deferred under the Unisys Corporation Deferred Compensation Plan as follows: Mr. Gazerwitz, 13,000; Mr. McGrath, 34,894; officers as a group, 83,186. Deferred stock units are payable in shares of Unisys common stock upon termination of employment or any date at least five years (two years for stock units deferred after January 1, 2001) after the deferral. They may not be voted.

     (c) Stock units, as described on page 25, for directors as follows: Mr. Bolduc, 16,571; Dr. Duderstadt, 16,117; Mr. Duques, 16,580; Ms. Fletcher, 4,277; Ms. Fosler, 14,687; Mr. Goodes, 25,492; Mr. Huston, 18,230; Mr. Macke, 52,248; and Mr. Martin, 32,751.

(3) Shares shown are shares subject to options exercisable within 60 days following March 1, 2003

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the other four most highly compensated executive officers of Unisys in 2002 (the "Named Officers") for services rendered in all capacities to Unisys for 2002, 2001, and 2000.

                                                                                        LONG-TERM COMPENSATION
                                                                            ----------------------------------------------
                           ANNUAL COMPENSATION                                      AWARDS                  PAYOUTS
-------------------------------------------------------------------------   -----------------------   --------------------
                                                                OTHER                    SECURITIES
                                                                ANNUAL      RESTRICTED   UNDERLYING    LTIP     ALL OTHER
                                                               COMPEN-        STOCK       OPTIONS/    PAYOUTS    COMPEN-
NAME AND                            SALARY(1)    BONUS(1)     SATION(2)      AWARD(S)     SARS(3)       (3)     SATION(4)
PRINCIPAL POSITION           YEAR      ($)          ($)          ($)           ($)          (#)         ($)        ($)
------------------           ----   ----------   ---------   ------------   ----------   ----------   -------   ----------
Lawrence A. Weinbach.......  2002   1,380,000    1,050,000     249,689       --          1,500,000      --       332,813
  Chairman, President and    2001   1,320,000       --         155,115       --            500,000     --        332,213
  Chief Executive Officer    2000   1,320,000      396,000     566,920       --            400,000     --        332,213

George R. Gazerwitz........  2002     500,012      275,000      --           --            400,000     --        115,494
  Executive Vice             2001     491,679       --          --           --            100,000     --        114,894
  President                  2000     450,012      180,000      --           --            100,000     --        114,894

Joseph W. McGrath..........  2002     533,340      310,000       9,725       --            400,000     --         74,461
  Executive Vice             2001     450,000       --          --           --             75,000     --         73,861
  President                  2000     450,000       75,000      --           --             75,000     --         76,861

Janet B. Haugen............  2002     433,333      210,000      11,041       --            250,000     --         25,800
  Senior Vice President      2001     350,000       --           1,252       --             50,000     --         24,350
  and Chief Financial        2000     299,172       90,000      --           --             65,000     --         24,350
  Officer

Janet B. Wallace...........  2002     435,000      200,000      --           --            250,000     --         48,441
  Senior Vice President      2001     360,000       --          --           --             60,000     --         46,991
                             2000     360,000      120,000      13,457       --             50,000     --         47,841

---------------
(1) Amounts shown include compensation deferred under the Unisys Savings Plan or the Unisys Corporation Deferred Compensation Plan.

(2) Amounts shown for 2002 for Mr. Weinbach are tax reimbursements and personal benefits, including $51,244 for supplemental long-term disability insurance. Amounts shown for Mr. McGrath and Ms. Haugen for 2002 are tax reimbursements.

(3) Although the Company's long-term incentive plan permits grants of free-standing stock appreciation rights and the payment of performance awards, no such grants or payments were made to any of the Named Officers during the years presented.

(4) Amounts shown for 2002 for each Named Officer consist of Company matching contributions under the Unisys Savings Plan and the full amount of premiums paid by Unisys for life insurance, respectively, as follows: Mr.
    Weinbach -- $4,000, $328,813; Mr. Gazerwitz -- $4,000, $111,494; Mr.
    McGrath -- $4,000, $70,461; Ms. Haugen -- $4,000, $21,800; Ms.
    Wallace -- $4,000, $44,441.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on grants of stock options during 2002 to the Named Officers. No stock appreciation rights were granted during 2002.

                                                                              POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES
                                                                              OF STOCK PRICE APPRECIATION
                           INDIVIDUAL GRANTS(1)                                   FOR OPTION TERMS(2)
---------------------------------------------------------------------------   ---------------------------
                              NUMBER
                                OF          % OF
                            SECURITIES     TOTAL
                            UNDERLYING    OPTIONS     EXERCISE
                             OPTIONS     GRANTED TO   OR BASE
                             GRANTED     EMPLOYEES    PRICE(3)   EXPIRATION
NAME                           (#)        IN 2002      ($/SH)     DATE(4)        5%($)          10%($)
----                        ----------   ----------   --------   ----------   ------------   ------------
Lawrence A. Weinbach......   500,000        3.6       12.1050     2/14/12      3,806,400      9,646,150
                             500,000(5)     3.6       25.40(6)    4/25/12         --          2,770,250
                             500,000(7)     3.6       24.21       2/14/12         --          3,593,650
George R. Gazerwitz.......   200,000        1.4       12.1050     2/14/12      1,522,560      3,858,460
                             200,000        1.4       24.21       2/14/12         --          1,437,460
Joseph W. McGrath.........   200,000        1.4       12.1050     2/14/12      1,522,560      3,858,460
                             200,000        1.4       24.21       2/14/12         --          1,437,460
Janet B. Wallace..........   125,000        0.9       12.1050     2/14/12        951,600      2,411,538
                             125,000        0.9       24.21       2/14/12         --            898,413
Janet B. Haugen...........   125,000        0.9       12.1050     2/14/12        951,600      2,411,538
                             125,000        0.9       24.21       2/14/12         --            898,413

---------------

(1) Except as otherwise noted for Mr. Weinbach, options were granted on February 14, 2002 and become exercisable in four equal annual installments, beginning one year after the date of grant. Options become immediately exercisable in the event of a change in control (as defined in the long-term incentive plan).

(2) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified annual rates of appreciation on Unisys common stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(3) The exercise price per share of $12.1050 is the fair market value (calculated as the average of the high and low quoted sales prices through the official close of the New York Stock Exchange at 4:00 p.m.) of a share of Unisys common stock on February 14, 2002, the date of grant. The exercise price of $24.21 is two times the fair market value of a share of Unisys common stock on February 14, 2002.

(4) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(5) Option was granted on April 25, 2002. Option becomes exercisable in five equal annual installments, beginning one year after the date of grant.

(6) The exercise price per share is two times the fair market value of a share of Unisys common stock on April 25, 2002.

(7) Option was granted on July 25, 2002. Option becomes exercisable in four equal annual installments beginning on February 14, 2003.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises during 2002 and unexercised stock options held by the Named Officers at December 31, 2002.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                         SHARES                      DECEMBER 31, 2002           DECEMBER 31, 2002(1)
                        ACQUIRED      VALUE                 (#)                           ($)
                       ON EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                       (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------   -----------   -------------   -----------   -------------
Lawrence A.
  Weinbach...........    --            --        1,847,250      2,165,750        --            --
George R.
  Gazerwitz..........    --            --          350,000        556,250       263,563        --
Joseph W. McGrath....    --            --          116,250        513,750        --            --
Janet B. Haugen......    --            --          123,500        327,500       119,321         6,171
Janet B. Wallace.....    --            --           58,750        326,250        --            --

---------------

(1) Difference between the closing price for Unisys common stock on December 31, 2002 and the exercise price.

PENSION PLANS

     The table below shows the aggregate annual amounts at age 62 that would be received from the Unisys Pension Plan (the "Pension Plan"), the Supplemental Executive Retirement Plan (the "Supplemental Plan"), and the Elected Officer Pension Plan (the "Officer Plan").

     The Pension Plan and Supplemental Plan generally are available to all employees located in the United States. The Officer Plan is available to officers, including the Named Officers, who satisfy certain minimum service requirements. The aggregate pension amount payable under the Officer Plan is offset by benefits paid under the Pension Plan, the Supplemental Plan, and any applicable subsidiary plan. The amounts shown in the table are computed on a single life annuity basis and are subject to a reduction equal to 50% of the participant's primary social security benefit.

                                               YEARS OF SERVICE
   ASSUMED FINAL       -----------------------------------------------------------------
AVERAGE COMPENSATION      5          10         15         20         25      30 OR MORE
--------------------   --------   --------   --------   --------   --------   ----------
     $  200,000        $ 40,000   $ 80,000   $ 90,000   $100,000   $110,000    $120,000
        300,000          60,000    120,000    135,000    150,000    165,000     180,000
        400,000          80,000    160,000    180,000    200,000    220,000     240,000
        500,000         100,000    200,000    225,000    250,000    275,000     300,000
        600,000         120,000    240,000    270,000    300,000    330,000     360,000
        700,000         140,000    280,000    315,000    350,000    385,000     420,000
        800,000         160,000    320,000    360,000    400,000    440,000     480,000
        900,000         180,000    360,000    405,000    450,000    495,000     540,000
      1,000,000         200,000    400,000    450,000    500,000    550,000     600,000

     Final Average Compensation generally corresponds to the amounts shown in the Summary Compensation Table under the headings Salary and Bonus. However, Final Average Compensation is calculated using the individual's highest 60 consecutive months of compensation out of the final 120 months of employment and thus will differ somewhat from the amounts shown in the Summary Compensation Table. Final Average Compensation for the Named Officers as of March 1, 2003 is as follows: G. R. Gazerwitz -- $680,010; J. W. McGrath -- $507,587; J. B.
Haugen -- $422,503; J. B. Wallace -- $427,895. Full years of credited service under the pension plans for the Named Officers as of March 1, 2003 are as follows: G. R. Gazerwitz -- 21 years; J. W. McGrath -- four years; J. B.
Haugen -- six years; J. B. Wallace -- three years.

     Pursuant to the employment agreement described below, Lawrence A. Weinbach is vested in an annual pension benefit as follows: 4 years of service -- $570,000; 5 years -- $710,000; 6 years -- $860,000; 7 or more years -- $1,000,000. He is currently credited with five full years of service.

EMPLOYMENT AGREEMENTS

     On April 25, 2002, the Company entered into a new employment agreement with Lawrence A. Weinbach, covering the terms and conditions of Mr. Weinbach's employment as Chairman of the Board, President and Chief Executive Officer for the period from April 1, 2002 through January 31, 2005. The agreement provides for a minimum base salary of $1,400,000 per year, effective April 1, 2002, subject to annual review by the Corporate Governance and Compensation Committee. Under the agreement, Mr. Weinbach's salary will be increased to not less than $1,500,000 in 2003 if the Company meets certain 2002 financial targets. He is eligible for an annual bonus award at a target bonus level of not less than 100% of base salary. The actual bonus payable, if any, is to be determined by the Corporate Governance and Compensation Committee in its sole discretion but may not exceed 200% of target. Pursuant to the agreement, Mr. Weinbach was also awarded a stock option grant for 500,000 shares of Unisys common stock with an exercise price of two times the fair market value of Unisys stock on April 25, 2002. Mr. Weinbach is eligible to participate in the benefit programs generally made available to executive officers, is entitled to the pension benefits discussed above, and is eligible to receive stock option and other long-term incentive awards under the Company's long-term incentive plan. If Mr. Weinbach's employment is terminated under certain circumstances, the agreement provides for him to receive continued payment of his base salary for the remainder of the term (but in no event less than one year's base salary) and, for the one-year period following the date of termination, a bonus in an amount equal to his target bonus percentage times the base salary paid during such period. He will also be entitled to continued medical and dental coverage through the remaining term of the agreement, full vesting in outstanding awards under the long-term incentive plan, and one additional year of service for pension purposes. Salary continuation amounts paid to Mr. Weinbach after two years from the date of employment termination will be reduced by the amount of any cash compensation he receives for services rendered to any entity other than Unisys. Mr. Weinbach is also party to a change in control agreement with the Company, as described below. He is not entitled to receive duplicate payments under the change in control agreement and his employment agreement.

     The Company and Joseph W. McGrath are parties to an agreement that terminates on December 31, 2004. Under this agreement, if Mr. McGrath's employment terminates under certain circumstances, he will be entitled to receive continued payment of his base salary, annual bonuses under the Company's executive variable compensation plan, continued benefit accrual under the Elected Officer Pension Plan, and continued medical and dental benefits for two years from the date of termination. Payments made to Mr. McGrath under this agreement will be reduced by the amount of any cash compensation he receives for services rendered to any entity other than Unisys. Mr. McGrath is also party to a change in control agreement. He is not entitled to receive duplicate payments under the change in control agreement and this agreement.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

     The Company has entered into change in control employment agreements with its executive officers including the Named Officers. The agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened change in control. A change in control is generally defined as (i) the acquisition of 20% or more of Unisys common stock, (ii) a change in the majority of the Board of Directors unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations, or dissolutions. Each agreement has a term ending on the third anniversary of the date of the change in control. These agreements, which are the same in substance for each executive, provide that in the event of a change in control each executive will have specific rights and receive certain benefits. Those benefits include the right to continue in the Company's employ during the term, performing comparable duties to those being performed immediately prior to the change in control and at compensation and benefit levels that are at least equal to the compensation and benefit levels in effect immediately prior to the change in control. Upon a termination of employment under certain circumstances following a change in control, the terminated executive will be entitled to receive special termination benefits, including a lump sum payment equal to three years base salary and bonus and the actuarial value of the pension benefit the executive would have accrued had the executive remained employed for three years following the termination date. The special termination benefits are payable if the Company terminates the executive without cause, the executive terminates employment for certain enumerated reasons (including a reduction in the executive's compensation or responsibilities or a change in the executive's job location), or the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the date of the change in control. If any payment or distribution by the Company to the executive is determined to be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, the executive is entitled to receive a payment on an after-tax basis equal to the excise tax imposed. The executive is under no obligation to mitigate amounts payable under these agreements, and to the extent the executive has a separate employment agreement with the Company with conflicting rights, the executive is allowed the greater entitlement.

TRANSACTIONS WITH MANAGEMENT

     During 2002, the law firm Pepper Hamilton LLP provided legal services to Unisys for fees of approximately $642,000. The husband of Nancy Straus Sundheim is a partner in that firm. Ms. Sundheim is Senior Vice President, General Counsel and Secretary of Unisys.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors receive an annual retainer of $50,000, an annual attendance fee of $10,000 for regularly scheduled Board and committee meetings, and a meeting fee of $1,000 for attendance at each Board and committee meeting other than a regularly scheduled meeting. Chairmen of committees other than the nominating committee also receive an annual $5,000 retainer. During 2002, each non-employee director also received an option to purchase 12,000 shares of Unisys common stock. Stock options vest in four equal annual installments beginning one year after the date of grant. The annual retainers and annual attendance fee are paid in monthly installments, with 50% of each installment paid in cash and 50% in the form of common stock equivalent units. The value of each stock unit at any point in time is equal to the value of one share of Unisys common stock. Stock units are recorded in a memorandum account maintained for each director. A director's stock unit account is payable in Unisys common stock, either upon termination of service or on any date at least five years (two years for stock units awarded after January 1, 2001) after the stock units are awarded, at the director's option. Directors do not have the right to vote with respect to any stock units. Directors also have the opportunity to defer until termination of service, or until any date at least two years after the deferral, all or a portion of their cash fees. Any deferred cash amounts, and earnings or losses thereon, are recorded in a memorandum account maintained for each director. The right to receive future payments of deferred cash accounts is an unsecured claim against the Company's general assets. Directors who are employees of the Company do not receive any cash, stock units, or stock options for their services as directors.

         REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

COMPENSATION PROGRAM AND POLICIES

     The Corporate Governance and Compensation Committee oversees the Company's executive compensation program. In this capacity, the Committee reviews compensation levels of elected officers, evaluates performance, considers management succession and related matters, and administers the Company's incentive plans, including the Executive Variable Compensation Plan (the "EVC Plan") and the 1990 Plan.

     The Company's executive compensation program is designed to attract and retain executives responsible for the Company's long-term success, to reward executives for achieving both financial and strategic company goals, to align executive and stockholder interests through long-term, equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. As a result, a substantial portion of each executive's total compensation is intended to be variable and to be tied closely to the achievement of specific business objectives and corporate financial goals, as well as the attainment of the executive's individual performance objectives. The Company's executive compensation program also takes into account the compensation practices of companies with whom Unisys competes for executive talent. These companies (the "peer companies") include the principal companies included in the peer group indices in the Performance Graph on page 29 of this proxy statement and additional companies in various industries.

     The three key components of the Company's executive compensation program are base salary, variable incentive compensation, and long-term incentive awards in the form of stock options. Overall compensation is intended to be competitive for comparable positions at the peer companies.

BASE SALARY

     Each executive's base salary is initially determined with reference to competitive pay practices and is dependent upon the executive's level of responsibility and experience. The Committee uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases are made based on the Committee's subjective assessment of individual performance, as well as the factors discussed above.

VARIABLE INCENTIVE COMPENSATION

     For 2002, all of the Company's executive officers participated in the EVC Plan. This plan's stated purpose is to motivate and reward elected officers and other key executives for the attainment of corporate and/or individual performance goals. Under the plan, the Committee has the discretion to determine the conditions (including performance objectives) applicable to annual award payments and the amounts of such awards. For 2002, the EVC Plan operated as follows.

     Executives were assigned target award amounts for the year, which were typically stated as a percentage of base salary (ranging, in the case of elected officers other than the chief executive officer, from 45% to 75%). Performance goals were also established based upon the financial performance of Unisys (generally, achievement of pre-established objectives for revenue, earnings per share, cash flow, and services backlog). The amount available to fund awards under the EVC Plan was dependent upon the degree to which corporate financial goals were met. For 2002, the amount in the fund reflected the attainment of all performance goals other than revenue. In addition, since the Company exceeded its cash flow objectives by 300%, the Committee approved a discretionary amount to be added to the EVC fund for superior performance on this metric. Actual award amounts payable from this fund could range from zero to 150% of target for all elected officers other than the chief executive officer and from zero to 200% of target for the chief executive officer, depending upon the Committee's assessment of the individual's performance.

LONG-TERM INCENTIVE AWARDS

     Under the 1990 Plan, stock options may be granted to the Company's executive officers and other key employees. The size of stock option awards is based primarily on individual performance, level of responsibilities with Unisys, and the competitive marketplace. The Committee does not determine the size of such awards by reference to the amount or value of stock options currently held by an executive officer.

     Stock options are designed to align the interests of executives with those of stockholders. In 2002, executive officers received stock options with an exercise price equal to the fair market value of Unisys common stock on the date of grant and, as a further long-term incentive, also received options with an exercise price of two times fair market value on the date of grant. Current grants vest over four years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized unless the price of the common stock rises over a number of years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     On April 25, 2002, Lawrence A. Weinbach, the Company's Chairman, President and Chief Executive Officer and the Company entered into the new employment agreement described at page 24. Under this employment agreement, Mr. Weinbach is entitled to a base salary at the rate of $1,400,000 per year, effective April 1, 2002, subject to annual review by the Committee. He is also eligible for an annual bonus at a target of 100% of base salary, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors as the Committee deems appropriate. As discussed above, for 2002, the Company attained all of its performance goals other than revenue. In light of this, the Committee awarded Mr. Weinbach a bonus of $1,050,000, or 75% of target, for the year. In 2002, Mr. Weinbach was granted the stock options described on page 22.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on the amount of compensation that may be deducted by the Company with respect to each Named Officer employed as of the last day of the applicable year. The limitation does not apply to compensation based on the attainment of objective performance goals. The Committee has considered the impact of the deduction limitation and has determined that it is not in the best interests of the Company or its stockholders to base compensation solely on objective performance criteria. Rather, the Committee believes that it should retain the flexibility to base compensation on its subjective evaluation of performance as well as on the attainment of objective goals.

     The 2003 Long-Term Incentive and Equity Compensation Plan has been submitted to the Company's stockholders for their approval at the 2003 annual meeting. That plan will permit the Committee to design compensation awards to Named Officers that will meet the requirements of section 162(m) of the Internal Revenue Code. If the 2003 Plan is approved by stockholders, the Committee may grant awards under the plan that meet the requirements of section 162(m) of the Internal Revenue Code at such times as the Committee believes that such awards are in the best interests of the Company.

                                 Corporate Governance and Compensation Committee

                                                                 Henry C. Duques
                                                                Melvin R. Goodes
                                                                Kenneth A. Macke

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on Unisys common stock during the five fiscal years ended December 31, 2002 with the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's Computers (Hardware) Index, and the Standard & Poor's 500 IT Consulting and Services Index. The comparison assumes $100 was invested on December 31, 1997 in Unisys common stock and in each of such indices and assumes reinvestment of any dividends.

                                  [Line Graph]

------------------------------------------------------------------------------------------------------------------
                                              1997        1998        1999        2000        2001        2002
------------------------------------------------------------------------------------------------------------------
 Unisys Corporation                            100         248         230         105          90          71
 S & P 500                                     100         129         156         141         125          97
 S & P 500 IT Consulting & Services            100         169         199         142         150          65
 S & P 500 Computers (Hardware)                100         175         253         160         158         111

                                GENERAL MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors and officers are required to file reports with the SEC relating to their ownership of Unisys equity securities. During 2002, each of Richard D. Badler and Jack A. Blaine had one late report covering one transaction. Mr. Badler is an officer of Unisys. Mr. Blaine is a former officer who retired from Unisys in 2002.

POLICY ON CONFIDENTIAL VOTING

     It is the Company's policy that all stockholder proxies, ballots, and voting materials that identify the vote of a specific stockholder shall, if requested by that stockholder on such proxy, ballot, or materials, be kept permanently confidential and shall not be disclosed to the Company, its affiliates, directors, officers, and employees or to any third parties, except as may be required by law, to pursue or defend legal proceedings, or to carry out the purpose of, or as permitted by, the policy. Under the policy, vote tabulators and inspectors of election are to be independent parties who are unaffiliated with and are not employees of the Company. The policy provides that it may, under certain circumstances, be suspended in the event of a proxy solicitation in opposition to a solicitation of management. The Company may at any time be informed whether or not a particular stockholder has voted. Comments written on proxies or ballots, together with the name and address of the commenting stockholder, will also be made available to the Company.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholder proposals submitted to the Company for inclusion in the proxy materials for the 2004 annual meeting of stockholders must be received by the Company by November 15, 2003.

     Any stockholder who intends to present a proposal at the 2004 annual meeting and has not sought to include the proposal in the Company's proxy materials must deliver notice of the proposal to the Company no later than January 25, 2004.

     Any stockholder who intends to make a nomination for the Board of Directors at the 2004 annual meeting must deliver a notice to the Company no later than January 30, 2004 setting forth (i) the name, age, business and residence addresses of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Unisys capital stock beneficially owned by each nominee, (iv) a statement that the nominee is willing to be nominated, and (v) any other information concerning each nominee that would be required by the SEC in a proxy statement soliciting proxies for the election of the nominee.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This proxy statement and the 2002 annual report are available on the Company's Internet site at WWW.UNISYS.COM/ABOUT__UNISYS/INVESTORS/PROXY2003 and WWW.UNISYS.COM/ABOUT__UNISYS/INVESTORS/ANNUAL2002. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. Most stockholders who choose electronic access will receive an e-mail next year containing the Internet address to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

HOUSEHOLDING OF PROXY STATEMENT AND ANNUAL REPORT

     This year, a number of brokers with accountholders who are owners of Unisys common stock will be "householding" our proxy materials. This means that only one copy of this proxy statement and the 2002 annual report may have been sent to you and the other Unisys stockholders who share your address. Householding is designed to reduce the volume of duplicate information that stockholders receive and the Company's printing and mailing expenses.

     If your household has received only one copy of our proxy statement and annual report, and you would prefer to receive separate copies of these documents, either now or in the future, please call us at 215-986-5777, or write us at Investor Relations, A2-15, Unisys Corporation, Unisys Way, Blue Bell, PA 19424-0001. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

OTHER MATTERS

     At the date of this proxy statement, the Board of Directors knows of no matter that will be presented for consideration at the annual meeting other than those described in this proxy statement. If any other matter properly comes before the annual meeting, the persons appointed as proxies will vote thereon in their discretion.

     The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees, and fiduciaries for forwarding proxies and proxy material to the beneficial owners of Unisys common stock. Solicitation may also be made personally, or by telephone or telegraph, by the Company's directors, officers, and regular employees without additional compensation. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $15,000, plus expenses.

                                          By Order of the Board of Directors,

                                          /s/ Nancy Straus Sundheim
                                          Nancy Straus Sundheim
                                          Senior Vice President, General Counsel
                                          and Secretary
Dated: March 14, 2003

                                                                      APPENDIX A

                               UNISYS CORPORATION

                            AUDIT COMMITTEE CHARTER
             (AMENDED BY THE BOARD OF DIRECTORS FEBRUARY 13, 2003)

PURPOSE

     The Audit Committee shall assist the Board of Directors in its oversight of
(1) the integrity of the Corporation's financial statements and its financial reporting and disclosure practices, (2) the soundness of the Corporation's systems of internal controls regarding finance and accounting compliance, (3) the independence and qualifications of the Corporation's independent auditors,
(4) the performance of the Corporation's internal audit function and its independent auditors, and (5) the Corporation's compliance with legal and regulatory requirements and the soundness of the Corporation's ethical and environmental compliance programs. The Audit Committee is also responsible for preparing the report required to be included in the Corporation's proxy statement.

MEMBERSHIP

     The Audit Committee shall consist of at least three Directors. The members of the Audit Committee shall meet the independence and expertise requirements of the New York Stock Exchange and the Securities and Exchange Commission.

     No member of the Audit Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board (1) determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and (2) discloses this determination in the Corporation's proxy statement.

     The members of the Audit Committee shall be appointed at least annually by the Board, with one of the members appointed as Committee Chair. Audit Committee members may be replaced by the Board.

RESPONSIBILITIES

     In performing its oversight responsibilities, the Audit Committee shall:

Financial Statement and Disclosure Matters

          1. Review and discuss the Corporation's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditors prior to the filing of the Corporation's quarterly report on Form 10-Q, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended.

          2. Review and discuss the Corporation's annual financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditors prior to the filing of the Corporation's annual report on Form 10-K, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61, as amended.

          3. Discuss with management the Corporation's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as the nature of financial information and earnings guidance provided to securities analysts and rating agencies. The Audit Committee's discussion in this regard may be general in nature and need not take place in advance of each instance in which the Corporation may provide financial information or earnings guidance.

          4. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

          5. Review, with management, the internal auditors and the independent auditors, major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies. In this regard, the Audit Committee should obtain and discuss with management and the independent auditors reports and analyses from management and the independent auditors concerning: (a) all critical accounting policies and practices to be used by the Corporation, (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) any other material written communications between the independent auditors and management.

          6. Review with the independent auditors (a) any audit problems or other difficulties encountered during the course of the audit process, including any restrictions on the scope of the independent auditors' activities or access to required information and any significant disagreements with management and (b) management's response to such matters.

          7. Resolve any disagreements between management and the independent auditors regarding financial reporting.

          8. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

Oversight of the Corporation's Relationship with its Independent Auditors

          9. Appoint or replace the Corporation's independent auditors (subject, if applicable to stockholder ratification), and approve all fees payable to the independent auditors. The independent auditors shall report directly to the Audit Committee.

          10. Approve, in advance, all audit services, and all non-audit services provided by the Corporation's independent auditors that are not specifically prohibited under the Sarbanes-Oxley Act. Non-audit services need not be approved in advance only if (a) the aggregate amount of all such non-audit services are not more than 5% of all amounts paid to the independent auditors during the fiscal year, (b) they were not recognized to be non-audit services at the time of the engagement and (c) they are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. The Committee may delegate pre-approval authority to one or more members of the Committee, but all such decisions must be presented to the full Committee at its next regularly scheduled meeting.

          11. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

             (a) Obtain and review a report by the Corporation's independent auditors describing: (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Corporation;

             (b) Review and evaluate the lead audit partner;

             (c) Assure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law;

             (d) Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

             (e) Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself;

             (f) Take into account the opinions of management and the Corporation's internal auditors;

             (g) Present its conclusions with respect to the independent auditors to the Board and, if necessary, recommend that the Board take appropriate action to satisfy itself of the qualifications, performance and independence of the independent auditors.

          12. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Corporation was employed by such accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

Oversight of the Corporation's Internal Audit Function

          13. Review the scope and effectiveness of internal auditing activities.

          14. Review and discuss with the independent auditors the responsibilities, budget and staffing of the Corporation's internal audit function.

Compliance Oversight

          15. Review, with the Corporation's general counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

          16. Annually review the Corporation's compliance program for its Code of Ethical Conduct and the results of internal audit's review of the expense accounts of the Corporation's elected officers.

          17. Annually review the status of the Corporation's environmental compliance program.

          18. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

MEETINGS; OPERATIONAL MATTERS AND REPORTS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

     The Audit Committee is to meet periodically in separate executive sessions with each of management, the Corporation's independent auditors and its internal auditor.

     The Audit Committee may form and delegate authority to subcommittees when appropriate.

     In connection with its duties and responsibilities, the Audit Committee shall have the authority to retain outside legal, accounting or other advisors, including the authority to approve the fees payable by the Corporation to such advisors and other retention terms.

     The Audit Committee shall annually review its performance. In addition, the Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes it considers necessary or advisable.

     The Audit Committee shall report regularly to the Board, including with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     The Audit Committee's role is one of oversight. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with GAAP. The independent auditors' responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Corporation in conformity with GAAP. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in conformity with GAAP. Further, it is not the duty of the Audit Committee to assure compliance with applicable laws and regulations, the Corporation's Code of Ethical Conduct or its environmental compliance program.

                                                                      APPENDIX B

                             THE UNISYS CORPORATION
             2003 LONG-TERM INCENTIVE AND EQUITY COMPENSATION PLAN

SECTION 1.  PURPOSE; DEFINITIONS

     The purpose of the Plan is to support the Company's ongoing efforts to attract, retain and develop exceptional talent and enable the Company to provide incentives directly linked to the Company's short and long-term objectives and to increases in shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

          a. "AFFILIATE" means an entity which is not a Subsidiary, but in which the Company has an equity interest.

          b. "ANNUAL INCENTIVE AWARD" means an Incentive Award made pursuant to
     Section 10 with a Performance Cycle of one year or less.

          c. "AWARDS" mean grants under the Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Share or Other Stock-Based Awards.

          d. "BENEFICIARY" means the individual, trust or estate who or which by designation of the participant or operation of law succeeds to the rights and obligations of the Participant under the Plan and Award agreement upon the participant's death.

          e. "BOARD" means the Board of Directors of the Company.

          f. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          g. "COMMISSION" means the Securities and Exchange Commission or any successor agency.

          h. "COMMITTEE" means the Corporate Governance and Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

          i. "COMMON STOCK" or "STOCK" means the common stock of the Company, par value $0.01 per share.

          j. "COMPANY" means Unisys Corporation or any successor thereto.

          k. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          l. "FAIR MARKET VALUE" means, on any date, the average of the high and the low sales price of a share of Stock as reported on the New York Stock Exchange for that day, but not later than the earlier of the official close of the New York Stock Exchange or 4:00 p.m. US Eastern Standard Time or Eastern Daylight Time, as the case may be.

          m. "INCENTIVE AWARD" means any Award made pursuant to Section 10 that is either an Annual Incentive Award or a Long-Term Incentive Award.

          n. "INCENTIVE STOCK OPTION" means any Stock Option that complies with section 422 of the Code.

          o. "LONG-TERM INCENTIVE AWARD" means an Incentive Award made pursuant to Section 10 with a Performance Cycle of more than one year.

          p. "NONQUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

          q. "NORMAL RETIREMENT DATE" means the date on which the participant is eligible to retire with unreduced benefits under a defined benefit pension plan or arrangement of the Company or one of its Subsidiaries or Affiliates or, in the event that the participant is not a member of such a plan or arrangement, the date on which the participant attains age 65.

          r. "OTHER STOCK-BASED AWARD" means an Award made pursuant to Section
     9.

          s. "PARTICIPANT" shall mean an eligible employee or non-employee director who has been selected to receive an Award under the Plan in accordance with Section 3.

          t. "PERFORMANCE CYCLE" means the period selected by the Committee during which the performance of the Company or any Subsidiary, Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

          u. "PERFORMANCE GOALS" mean the objectives for the Company or any Subsidiary, Affiliate or any unit, division or geographic region thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards made under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of section 162(m) of the Code will be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, free cash flow, return on equity, return on capital, earnings before interest, taxes, depreciation and amortization ("EBITDA"), stock price, debt-to-capital ratio, stockholders' equity per share, operating income as a percent of revenue, gross profit expense, selling, general and administrative expenses as a percent of revenue, operating cash flow, operating margin, orders, revenue, and customer value.

          v. "PLAN" means The Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan, as set forth herein and as may be amended from time to time.

          w. "RESTRICTED PERIOD" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

          x. "RESTRICTED SHARE" means an Award of shares of Stock pursuant to
     Section 8.

          y. "SPREAD VALUE" means, with respect to a share of Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

          z. "STOCK APPRECIATION RIGHT" or "SAR" means a right granted pursuant to Section 7.

          aa. "STOCK OPTION" means an option granted pursuant to Section 6.

          bb. "SUBSIDIARY" shall have the meaning set forth in Section 425(f) of the Code.

          cc. "TERMINATION OF EMPLOYMENT" means the voluntary or involuntary termination of a participant's employment with the Company or a Subsidiary or Affiliate for any reason, including death, disability, retirement or as a result of the divestiture of the participant's employer or any similar transaction in which the participant's employer ceases to be the

     Company or one of its Subsidiaries or Affiliates. The Committee, in its sole discretion, shall determine whether a Termination of Employment is a result of disability, and shall determine whether military or other government or eleemosynary service constitutes a Termination of Employment.

     In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Stock," "Outstanding Voting Securities" and "Person" have the meanings set forth in Section 11.

SECTION 2.  ADMINISTRATION

     The Plan will be administered by the Committee, which will have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan, as it may deem appropriate. The Committee will have the authority to adopt such modifications, procedures and subplans, consistent with the objectives of the Plan, as may be necessary or desirable to comply with the laws, regulations, practices and tax and accounting principles of the countries in which the Company or a Subsidiary or Affiliate may operate and/or to assure the economic viability of Awards made to individuals employed in such countries.

     Subject to the terms of the Plan, the Committee will have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards, but, at the discretion of the Board, these determinations may be made subject to ratification by the Board.

     The Committee may delegate its authority and power under the Plan in whole or in part to a subcommittee consisting of two or more non-employee directors who are "outside directors" within the meaning of section 162(m) of the Code. The Committee may similarly delegate its authority or power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, with respect to participants who are not subject to Section 16 of the Exchange Act and who are not "covered employees" within the meaning of section 162(m) of the Code.

     Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award will be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Plan participants, but subject to ratification by the Board if the Board so provides.

SECTION 3.  ELIGIBLE PARTICIPANTS

     Participants in the Plan shall be such employees of the Company and its Subsidiaries or Affiliates, including elected officers, and non-employee directors of the Company, that are selected by the Committee, in its sole discretion, from time to time to receive an Award under the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary and occasional. The Committee's selection of an eligible employee to receive an Award in any year or at any time shall not require the Committee to select such employee to receive an Award in any other year or at any other time. The selection of an employee to receive one type of Award under the Plan does not require the Committee to select such employee to receive any other type of Award under the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

SECTION 4.  STOCK SUBJECT TO PLAN

     The number of shares of Stock authorized for issuance under the Plan will be 20.0 million shares. Any or all of the authorized shares may be issued pursuant to the exercise of Stock Options awarded under the Plan, but no more than a total of 10.0 million shares may be issued with respect to Awards other than Stock Options. If any Award is exercised, cashed out or terminates or expires without a payment being made to the Participant in the form of Stock, the shares subject to such Award, if any, will again be available for issuance in connection with Awards under the Plan. Any shares of Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award will be available for issuance in connection with Awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other change in corporate structure affecting the Stock after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the Award limits set forth in Sections 4 and 5, provided, however, that any such substitutions or adjustments will be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Stock not subject to the Plan, and that the number of shares subject to any Award will always be a whole number.

SECTION 5.  AWARDS -- GENERAL TERMS AND LIMITATIONS

     (a) AWARDS GRANTED AT FAIR MARKET VALUE. The exercise price of a Stock Option and the grant price of an SAR may not be less than 100% of the Fair Market Value on the date of grant. In addition, to the extent that the value of an Other Stock-Based Award is based on Spread Value, the grant price for the Other Stock-Based Award may not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, in connection with any reorganization, merger, consolidation or similar transaction in which the Company or any Subsidiary or Affiliate of the Company is a surviving corporation, the Committee may grant Stock Options, SARs or Other Stock-Based Awards in substitution for similar awards granted under a plan of another party to the transaction, and in such a case the exercise price or grant price of the substituted Stock Options, SARs or Other Stock-Based Awards granted by the Company may equal or exceed 100% of the Fair Market Value on the date of grant reduced by any unrealized gain existing as of the date of the transaction in the option, stock appreciation right or other award being replaced.

     (b) ANNUAL AWARD LIMITATION. The total number of shares of Restricted Stock and other shares of Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any Participant during any year may not exceed (i) two million shares, multiplied by (ii) the number of calendar years during which the Participant was eligible to participate in the Plan in accordance with Section 3 above, and reduced by (iii) the number of shares with respect to which the participant has received awards of Restricted Stock, Stock Options, SARs and/or Other Stock-Based Awards under the Plan. An Annual Incentive Award paid to a participant with respect to any Performance Cycle may not exceed $5,000,000. A Long-Term Incentive Award paid to a participant with respect to any Performance Cycle may not exceed $3,000,000 times the number of years in the Performance Cycle.

     (c) PERFORMANCE-BASED AWARDS. Any Awards granted pursuant to the Plan may, at the discretion of the Committee, be in the form of performance-based Awards through the application of Performance Goals over a specified Performance Cycle.

     (d) MINIMUM VESTING PERIODS. Except in the case of a new-hire Award or under such other circumstances deemed appropriate by the Committee, no Stock Option, Stock Appreciation Right, Restricted Share or Other Stock-Based Award may be granted with a vesting period of less than one year.

SECTION 6.  STOCK OPTIONS

     (a) STOCK OPTION AWARDS. A Stock Option represents the right to purchase a share of Stock at a predetermined exercise price. Stock Options granted under the Plan will be in the form of Incentive Stock Options or Nonqualified Stock Options. The terms and conditions of each Stock Option Award, including the Stock Option term, exercise price, applicable vesting periods and any other restrictions/conditions on exercise, will be determined in the sole discretion of the Committee and will be set forth in an Award agreement.

     (b) DURATION OF STOCK OPTIONS. Stock Options will terminate after the first to occur of the following:

          (1) Expiration of the Stock Option as provided in the applicable Award agreement;

          (2) Termination of the Stock Option Award, as provided in Section 6(d), following the participant's Termination of Employment;

          (3) In the case of an Incentive Stock Option, ten years from the date of grant.

     (c) ACCELERATION/EXTENSION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Stock Option prior to the time such Option would otherwise vest under the terms of the applicable Award agreement. In addition, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Stock Option granted under the Plan to be exercised after its termination date described in Section 6(d), but in no event later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

     (d) EXERCISE OF STOCK OPTIONS UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Section 6(d) or in Section 6(c), or as otherwise expressly provided in a Participant's Award agreement as authorized by the Committee, the right of the Participant to exercise Stock Options shall terminate upon the Participant's Termination of Employment, regardless of whether or not the Stock Options were vested in whole or in part on the date of Termination of Employment.

        (1) Disability or Normal Retirement. Upon a Participant's Termination of Employment by reason of disability or retirement on a Normal Retirement Date, a participant may, within five years after the Termination of Employment, exercise all or a part of his/her Stock Options that were vested upon such Termination of Employment (or which became vested at a later date pursuant to Section 6(d)(3) below). In no event, however, may any Stock Option be exercised later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

          (2) Death. In the event of the death of a Participant while employed by the Company or a Subsidiary or Affiliate, or within the additional period of time from the date of Termination of Employment and prior to the termination of the Stock Option as permitted under Section 6(d)(1) or Section 6(d)(3)(B), to the extent that the right to exercise the Stock Option had vested as of the date of the Participant's death, the right of the Participant's Beneficiary to exercise the vested portion of the Stock Option shall expire on the earliest of (A) five years from the date of the Participant's death, (B) five years from the date of the Participant's Termination of Employment, (C) the last day of the term of the Stock Option as set forth in the applicable Award agreement or (D) such other date set forth in the Award agreement as authorized by the Committee.

        (3) Termination of Employment at Age 55 with Five Years of Service. Notwithstanding anything in this Section 6 to the contrary, if Termination of Employment occurs after the participant has attained age 55 and completed five years of service with the Company and/or its Subsidiaries or Affiliates, (A) the participant shall continue to vest in each of his/her Stock Options in accordance with the vesting schedules set forth in the applicable Award agreements, and (B) the participant may exercise his/her Stock Options, to the extent that the Stock Options have vested as of the Termination of Employment or thereafter in accordance with Section 6(d)(3)(A), for a period of five years from the date of the participant's Termination of Employment. In no event, however, may any Stock Option be exercised later than the last day of the term of the Stock Option as set forth in the applicable Award agreement.

     (e) EXERCISE PROCEDURES. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company or its designee specifying the number of shares to be purchased. This notice must be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company or its designee may accept. If authorized by the Committee, payment in full or in part may also be made (1) in the form of Stock already owned by the Participant valued at the Fair Market Value on the date the Stock Option is exercised, provided, however, that this Stock may not have been acquired within the preceding six months upon the exercise of a Stock Option or received in connection with an Award granted under the Plan or any other plan maintained at any time by the Company or any Subsidiary or an Affiliate, or (2) through a cashless exercise program authorized by the Company.

     (f) INCENTIVE STOCK OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of grant, that the Stock Option is an Incentive Stock Option under Section 422 of the Code. Whenever possible, each provision of the Plan and applicable Award agreement shall be interpreted in such a manner as to entitle the Stock Option to the tax treatment afforded by Section 422 of the Code. If any provision of the Plan or any Option designated by the Committee as an Incentive Stock Option shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (1) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (2) all other provisions of the Plan and the Award Agreement shall remain in full force and effect. If any agreement covering a Stock Option designated by the Committee to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

SECTION 7.  STOCK APPRECIATION RIGHTS

     (a) STOCK APPRECIATION RIGHTS AWARDS. A SAR represents the right to receive a payment, in cash, shares of Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of a SAR and all other applicable terms and conditions will be established by the Committee in its sole discretion and will be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, a SAR will be exercisable, in whole or in part, by giving written notice of exercise to the Company.

SECTION 8.  RESTRICTED STOCK

     (a) RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of shares of Common Stock in such quantity, and on such terms, conditions and restrictions (whether based on Performance Goals, periods of service or otherwise) as the Committee shall establish in its sole discretion. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award agreement.

          (1) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, Unisys shall register in the books of the Company, shares of Common Stock, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to Unisys as of the Date of Grant if an Award agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. At the discretion of the Company, the shares will be registered on behalf of the Participant in book entry form or will be registered in the name of the Participant with a stock certificate, appropriately legended to reference the applicable restrictions, duly issued. All shares of Common Stock covered by Awards under this Section 8 shall be subject to the restrictions, terms and conditions contained in the Award agreement.

          (2) Stockholder Rights. Beginning on the date of grant of the Restricted Share Award and subject to execution of the Award Agreement provided for in Section 8(a)(1), the Participant will become a stockholder of Unisys with respect to all shares represented under the Award agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive any dividends (or dividend equivalents) paid on such shares; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 8.

          (3) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under sections 671 through 677 of the
     Code), pledged or sold prior to the lapse of the restrictions applicable to the shares.

          (4) Delivery of Shares Upon Vesting. Upon the expiration or earlier termination of the forfeiture period without forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of
     Section 8(b)(2), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, the Company shall deliver to the

     Participant or, in case of the Participant's death, to the Participant's Beneficiary, a stock certificate for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law, unless the Company has made arrangements to have shares of Common Stock held at a bank or other appropriate institution in non-certified form. The appropriate number of shares shall equal the number of Restricted Shares with respect to which the restrictions have lapsed, less the number of shares of Common Stock, rounded up for any fraction to the next whole number, whose Fair Market Value as of the date on which the restrictions lapse is equal to such amount as is determined by Unisys to be sufficient to satisfy applicable federal, state or local withholding tax requirements. Unisys shall remit in a timely manner to the appropriate taxing authorities the amount so withheld with any partial share excess applied to federal withholding. Although the stock certificate delivered to the Participant or the Participant's beneficiary will be for a net number of shares, the Participant or the Participant's beneficiary shall be considered, for tax purposes, to have received a number of shares of Common Stock equal to the full number of Restricted Shares with respect to which the restrictions have lapsed.

     (b)  TERMS OF RESTRICTED SHARES.

          (1)  Forfeiture of Restricted Shares.  Subject to Section 8(b)(2) and
     Section 11, all of the Restricted Shares with respect to a Restricted Share Award shall be forfeited and returned to Unisys and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary or an Affiliate as an employee until the expiration of the forfeiture period and satisfies any other conditions set forth in the Award agreement.

          (2) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award agreement under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

SECTION 9.  OTHER STOCK-BASED AWARDS

     (a) OTHER STOCK-BASED AWARDS. The Committee may grant Awards, other than Stock Options, SARs or Restricted Shares, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this Section 9 and all other terms and conditions applicable to the Awards will be determined by the Committee in its sole discretion and will be set forth in an applicable Award agreement.

SECTION 10.  INCENTIVE AWARDS

     (a) INCENTIVE AWARDS. Incentive Awards are performance-based Awards that are expressed in U.S. currency, but that may be payable in the form of cash, Stock or a combination of both. Incentive Awards may be either Annual Incentive Awards or Long-Term Incentive Awards. The target amount of the Award, the Performance Goals and applicable Performance Cycle, the form of payment and other terms and conditions applicable to an Incentive Award will be determined in the sole discretion of the Committee and will be set forth in an Award agreement. In the discretion of the Committee, the Incentive Award may be designated as a performance-based award intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m).

SECTION. 11  CHANGE IN CONTROL PROVISIONS

     (a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, and except to the extent expressly provided otherwise in an Award agreement, in the event of a Change in Control:

          (1) Stock Options. All Stock Options outstanding as of the date the Change in Control occurs will become fully vested and will be exercisable in accordance with procedures established by the Committee. In addition, a Participant who is an elected officer of the Company will be permitted to surrender for cancellation within 60 days after the Change in Control any Stock Option or portion of a Stock Option to the extent not exercised and to receive a cash payment in an amount equal to the excess, if any, of (A) the Change in Control Price, over (B) the exercise price of the Stock Option. The provisions of this Section 11(a)(1) will not be applicable to any Stock Options granted to a Participant if the Change in Control results from the Participant's beneficial ownership (within the meaning of Rule 13d(3) under the Exchange Act) of Stock or Voting Securities.

          (2) Stock Appreciation Rights. All SARs outstanding as of the date the Change in Control occurs will become fully vested and will be exercisable in accordance with procedures established by the Committee. The provisions of this Section 11(a)(2) will not be applicable to any SARs granted to a Participant if the Change in Control results from the Participant's beneficial ownership (within the meaning of Rule 13d(3) under the Exchange
     Act) of Stock or Voting Securities.

          (3) Restricted Shares. The restrictions and other conditions applicable to any Restricted Shares held by the Participant will lapse and Restricted Shares will become fully vested.

          (4) Incentive Awards. Any Incentive Awards relating to Performance Cycles before the Performance Cycle in which the Change in Control occurs that have been earned but not paid will become immediately payable in cash. In addition, each Participant who has been awarded an Incentive Award for a Performance Cycle that has not been completed will be deemed to have earned a pro-rata Incentive Award determined by multiplying the Participant's target award opportunity for the Performance Cycle by a fraction, the numerator of which is the number of whole months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs and the denominator of which is the total number of months in such Performance Cycle. Such pro-rata amount will be payable immediately upon the Change in Control in cash. To the extent a Participant remains in the employment of the Company or its Subsidiaries or Affiliates after a Change in Control and through the end of any Performance Cycle with respect to which payment had been accelerated pursuant to the preceding sentence, and to the extent that the attainment of Performance Goals or other performance measurements through the end of the Performance Cycle would have resulted in the Participant's receiving an amount in excess of the amount paid as a result of the Change in Control, the Participant will be entitled to receive an amount equal to that excess.

          (5) Other Stock-Based Awards. Other Stock-Based Awards that vest solely on the basis of the passage of time will be treated in connection with a Change in Control in the same manner as are Awards of Restricted Shares, as described in Section 11(a)(3) above. Other Stock-Based Awards that vest on the basis of the satisfaction of performance criteria will be treated in connection with a Change in Control in the same manner as are Incentive Awards, as described in Section 11(a)(4) above.

     (b) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" means any of the following events:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Stock (the "Outstanding Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided, however, that the following acquisitions will not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (3) of this Section 11(b); or

          (2) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual's becoming a director after the effective date of the Plan whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) Consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of the corporation except to the extent that the Person owned 20% or more of the Outstanding Stock or Outstanding Securities before the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

          (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (c) DEFINITION OF CHANGE IN CONTROL PRICE. "Change in Control Price" means the greater of (1) the highest Fair Market Value of a share of Stock during the 60-day period ending on the date of the Change in Control, and (2) the highest price per share of Stock paid to holders of Stock in any transaction (or series of transactions) constituting or resulting from the Change in Control, provided, however, that, in the case of Incentive Stock Options, unless the Committee otherwise provides, such price will be based only on transactions occurring on the date on which the Incentive Stock Options are cashed out.

SECTION 12.  PLAN AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, or if such amendment would increase the total number of shares of Stock that may be distributed under the Plan. Except as otherwise provided under Section 4, Stock Options may not be repriced (whether through modification of the exercise price of the Stock Option after the date of grant or through an option exchange program) without the approval of the Company's stockholders.

     Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

SECTION 13.  PAYMENTS AND PAYMENT DEFERRALS

     Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee may determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Stock equivalents.

SECTION 14.  DIVIDENDS AND DIVIDEND EQUIVALENTS

     The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents to the extent permitted by applicable law.

SECTION 15.  TRANSFERABILITY

     Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards will not be transferable or assignable other than by will or the laws of descent and distribution, and will be exercisable during the lifetime of the recipient only by the recipient.

SECTION 16.  AWARD AGREEMENTS

     Each Award under the Plan will be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee or otherwise provided under the Plan) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an outstanding Award without the Award recipient's consent.

SECTION 17.  UNFUNDED STATUS OF PLAN

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; however, unless the Committee otherwise determines, the structure of such trusts or other arrangements must be consistent with the "unfunded" status of the Plan.

SECTION 18.  GENERAL PROVISIONS

     (a) The Committee may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan will prevent the Company or a Subsidiary or Affiliate from adopting other or additional benefit arrangements for its employees or directors.

     (c) The adoption of the Plan will not confer upon any employee any right to continued employment nor will it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any employee at any time. To the extent that an employee of a Subsidiary or Affiliate receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the employee's employer or that the employee has an employment relationship with the Company.

     (d) Except as otherwise provided under Section 8(a)(4), no later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal, state, local, or foreign income or social security tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the

Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Stock, including Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Stock.

     (e) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

     (f) The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (g) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability will not affect the remaining parts of the Plan, and the Plan will be enforced and construed as if such provision had not been included.

     (h) Any reference in the Plan to a provision of the Code, the Exchange Act or other law may be interpreted by the Committee, in its discretion, to encompass any successor provision of the law.

     (i) If approved by stockholders of the Company, the Plan will be effective as of April 24, 2003.

                                                                      APPENDIX C

                               UNISYS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                  (AS AMENDED AND RESTATED FEBRUARY 13, 2003)

1.  PURPOSE

     The purpose of the Plan is to provide an opportunity for Employees of Unisys Corporation and Related Corporations designated as Participating Employers to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. The Plan is not intended to be an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

2.  DEFINITIONS

     (a)  "Board" shall mean the Board of Directors of the Corporation.

     (b) "Committee" shall mean the Unisys Corporation Employee Benefits Administrative Committee.

     (c)  "Common Stock" shall mean the Common Stock of the Corporation.

     (d) "Compensation" shall mean an Employee's regular salary or wages paid by the Participating Employer for a payroll period, including bonus payments, overtime and commissions. Compensation does not include wage or salary substitution payments during approved paid leaves of absences, expense reimbursement, relocation allowances, long-term disability payments, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of service, redundancy pay or termination indemnities.

     (e) "Corporation" shall mean Unisys Corporation, a Delaware corporation, (or any successor corporation).

     (f) "Effective Date" shall mean July 1, 1998, provided, however, that the Effective Date with respect to one or more Participating Employers or business units may be a date later than July 1, 1998 as determined in the discretion of the Vice-President, Worldwide Human Resources.

     (g) "Employee" shall mean an individual who (a) is classified as a regular full or part time employee by the Corporation or a Related Corporation on their payroll records during the relevant participation period and (b) who is eligible to participate in the employee benefit plans maintained by the Corporation or Participating Employer. No other individual will be considered as an Employee, including any temporary employee, independent contractor, non-employee consultant, an employee of any entity other than the Corporation or Related Corporation or other service provider, even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. In the event the classification of a person who was excluded from the definition of Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the person shall nonetheless continue to be excluded from treatment as an Employee for all periods prior to the date the Employer specifically determines, for the purpose of eligibility in the Plan, that its classification of the person should be revised.

     (h) "Fair Market Value" shall mean on any date the sales price, in U.S. Dollars, of the Common Stock as of the official close of the New York Stock Exchange at 4:00 p.m. US Eastern Standard Time on such date. In lieu of the forgoing, the Committee may in good faith determine the Fair Market Value on any other reasonable basis. Such determination shall be conclusive and binding on all persons.

     (i) "Option Period" shall mean a quarterly, semi-annual or other period as determined by the Board. In the absence of a Board determination, the Option Period shall be calendar quarters.

     The first Option Period under the Plan will begin on July 1, 1998 and end on September 30, 1998.

     (j)  "Participant" shall mean a participant in the Plan as described in
Section 4 of the Plan.

     (k) "Participating Employer" shall mean the Corporation, a Related Corporation or a business unit of the Corporation or a Related Corporation designated by the Senior Vice-President, Worldwide Human Resources or his successor to participate in the Plan.

     (l)  "Plan" shall mean the Unisys Corporation Employee Stock Purchase Plan.

     (m) "Purchase Date" shall mean the first day following the end of the Option Period.

     (n) "Related Corporation" shall mean every non-U.S. subsidiary that is a direct or indirect at least 100%-owned subsidiary of the Corporation. In the event that the Senior Vice President, Worldwide Human Resources so designates, any other non-U.S. affiliate of the Corporation will become a Related Corporation.

     (o) "Service" shall mean continuous regular employment with the Corporation or a Related Corporation, even if a Participant can no longer make contributions because he or she no longer works for a Participating Employer.

     (p) "Shareholder" shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation's by-laws.

3.  ELIGIBILITY

     3.1 An Employee employed by the Corporation or a Participating Employer is eligible to participate in the Plan beginning with any payroll period that begins on or after the Effective Date.

4.  PARTICIPATION

     4.1. An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing a completed payroll deduction authorization and Plan enrollment form provided by the Corporation. Participation in the Plan will become effective as soon as is administratively feasible after receipt by the Corporation or Plan Recordkeeper of the completed forms. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, between 1% and 10%, or such lesser percentage as specified by the Committee. Contributions will be made by payroll deductions only, unless prohibited by local law, in which case contributions will be made by any method determined by the Committee to be permissible and administratively feasible. All contributions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such contributions, except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant will be maintained by the Corporation or Plan Recordkeeper under the Plan and the amount of each Participant's contributions shall be credited to such account. A Participant may not make any additional payments into such account. A Participant may not make payroll deductions or any other contributions for periods after his or her termination of Service even if he or she is then being paid salary continuation or severance benefits. Notwithstanding any other provision in the Plan to the contrary, the maximum amount that any Employee is permitted to contribute to the Plan in any calendar year (commencing with 2003) is $25,000, or the applicable local currency equivalent.

     4.2. Each Participating Employer will be responsible for making payroll deductions pursuant to the Plan (unless prohibited by local law), causing these payroll deductions (or other form of contributions) to be sent to the Corporation and sending the contribution detail (by Participant) to the Plan Recordkeeper. Contributions in non-U.S. currency shall be converted to U.S. Dollars under procedures established by the Committee.

     4.3. Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan at any time during an Option Period by completing and filing with the Corporation or Plan Recordkeeper the appropriate forms provided by the Corporation or by following electronic or other procedures prescribed by the Committee. A Participant may resume, increase or decrease his or her rate of contribution by completing and filing with the Corporation or Plan Recordkeeper the appropriate forms provided by the Corporation. A Participant's election to suspend or discontinue participation or to resume, increase or decrease contributions will become effective as soon as is administratively feasible after receipt by the Corporation or Plan Recordkeeper of the completed forms. If a new election regarding the Participant's contributions is not filed with the Corporation or Plan Recordkeeper, the rate of contribution shall continue at the originally elected rate throughout the Option Period unless the Corporation determines to change the permissible rate.

     If a Participant suspends or discontinues participation during an Option Period, his or her accumulated contributions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization (or other contribution authorization as is in effect in his/her country) and Plan enrollment form. The Committee may establish rules limiting the frequency with which Participants may suspend and resume contributions under the Plan and may impose a waiting period on Participants wishing to resume suspended contributions.

5.  OFFERING

     5.1. Effective April 24, 2003, an additional ten million shares of Common Stock are authorized for issuance pursuant to the Plan, bringing the total number of shares that have been authorized for issuance under the Plan to twenty-three million shares. The Board may limit the number of shares available for purchase during any Option Period.

     5.2. Option Periods under the Plan will be calendar quarters commencing January 1, April 1, July 1 and October 1 and the Purchase Date shall be the date described in Section 2(m). The Corporation shall have the power to change the duration of future Option Periods or Purchase Dates, with respect to any prospective offering, and without regard to the expectations of any Participants.

     5.3. With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock that may be purchased with the contributions accumulated on behalf of such Employee during such Option Period at the purchase price specified in Section 5.4 below.

     5.4. The option price under each option shall be the lesser of (1) 85% of the Fair Market Value of the Common Stock on the first trading day of the Option Period or (2) 85% of the Fair Market Value on the last trading day of the Option Period.

     5.5. If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the remaining number of shares available for offering under the Plan, the number of shares which may be purchased by all Participants shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, contributions shall also be reduced or refunded accordingly. If an Employee's contributions during any Option Period exceeds the purchase price for the maximum number of shares permitted to be purchased, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

6.  PURCHASE OF STOCK

     On the Purchase Date, a Participant's option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated contributions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 5.4.

     To the extent practicable, all of the Participant's contributions accumulated during the Option Period will be applied to the purchase of shares of Common Stock on the Purchase Date.

7.  PAYMENT AND DELIVERY

     Upon the exercise of an option, the Corporation shall deliver the Common Stock purchased on behalf of the Participant to an account held by the Plan Broker for the Participant. At any time after the purchased shares are credited to the Participant's account, the Participant may elect to (a) direct the Plan Broker to sell all or some of the shares credited to the Participant's account, in which case applicable transaction fees will be charged, (b) receive a stock certificate, at no charge, evidencing all or some of the whole number of shares of stock credited to his/her account or (c) electronically transfer all or some of the whole shares credited to his/her account, at no charge, to a broker designated by the Participant. If a Participant elects to transfer or receive a share certificate for all of the shares credited to his/her account, the value of any fractional shares credited to the account will be paid to the Participant in cash. The value of any fractional shares will be determined in accordance with procedures established by the Committee.

     If a Participant elects to direct the Plan Broker to sell all or some of his/her shares, the sales price for the shares will be the price obtained by the Plan Broker when it sells the shares. For Participants residing outside of the United States, the Plan Broker will convert sales proceeds from U.S. dollars to the Participant's local currency before the proceeds are distributed under procedures established by the Committee.

     The Corporation shall retain the amount of Employee contributions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.

     No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued. Participants will receive a statement reflecting the status of their Plan account on a quarterly or other periodic basis.

8.  TERMINATION OF EMPLOYMENT

     No purchases will be made on behalf of a Participant for an Option Period if the Participant terminated his/her employment with the Corporation and all Related Corporations before the Purchase Date for the Option Period. A refund of payroll deductions and/or other contributions (without interest unless legally prohibited) will be made to a Participant by reason of the Participant's termination of employment during an Option Period.

     In the event any Participant terminates employment with the Corporation and all of its Related Corporations for any reason (including death or retirement),
(a) the Participant's participation in the Plan shall terminate and (b) all accumulated payroll deductions and/or other contributions shall be paid without interest (except where required by local law) to the Participant or the Participant's estate.

     Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full time to part time) will be considered a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Related Corporations.

9.  WITHHOLDING

     If a Participant is subject to withholding taxes as a result of participation in the Plan, then the Committee shall establish appropriate procedures, which may include, but are not limited to, withholding required amounts from the Participant's regular salary or wages.

10.  RECAPITALIZATION

     If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

     The Board, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

     The Board's determinations under this Section 10 shall be conclusive and binding on all parties.

11.  MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS

     In the event of the proposed liquidation or dissolution of the Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

12.  TRANSFERABILITY

     Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.2.

13.  AMENDMENT OR TERMINATION OF THE PLAN

     The Corporation may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Participant, no such revision or amendment shall adversely affect any outstanding option under the Plan.

14.  ADMINISTRATION

     The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board or any duly authorized officer of the Corporation, which may include any of the functions assigned to the Board or any officer in this Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board, and to delegate to any one or more of its members or a third party any of its powers or responsibilities. Decisions of the Board, any duly authorized officer and the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by a majority of the Participants of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. No Board member, or Committee member or any other employee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

     The Committee may prescribe rules, regulations, requirements and fees related to the delivery, retention, transfer or administration of shares acquired pursuant to the Plan, including, but not limited to: (1) establishing a requirement that share certificates be maintained with a financial institution designated by the Corporation or the Committee; (2) establishing rules and procedures relating to the termination of employment (e.g., including long-term disability, military duty, approved unpaid leaves of absence, layoffs and reductions in force); (3) establishing procedures and fees for the sale of shares in a Participant's account; (4) establishing procedures and fees for the transfer of shares in a Participant's account; (5) establishing rules, procedures and fees for the delivery of share certificates for the shares in a Participant's account; and (6) establishing regulations and procedures relating to fractional shares.

15.  COMMITTEE RULES FOR FOREIGN JURISDICTIONS

     The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other forms of employee contribution, payment of interest, conversion of local currency, withholding procedure, handling of stock certificates, and death benefit and beneficiary matters which vary with local requirements.

     The Committee may also adopt sub-plans applicable to particular Participating Employers or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

16.  SECURITIES LAWS REQUIREMENTS

     The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participants have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

17.  GOVERNMENTAL REGULATIONS

     This Plan and the Corporation's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

18.  NO ENLARGEMENT OF EMPLOYEE RIGHTS

     Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Related Corporation or to interfere with the right of the Corporation or Related Corporation to discharge any Employee at any time.

     The Plan is entirely discretionary in nature, and any benefit derived from it does not give rise to any contractual entitlement and shall not be included for purposes of calculating severance, resignation, redundancy or similar pay, if any.

19.  GOVERNING LAW

     This Plan shall be governed by Pennsylvania law.

PROXY

                               UNISYS CORPORATION

               PROXY FOR ANNUAL MEETING TO BE HELD APRIL 24, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melvin R. Goodes, Kenneth A. Macke and Lawrence
A. Weinbach, and each of them, proxies, with power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Unisys Corporation, and at any adjournments thereof, as directed on the reverse side hereof with respect to the items set forth in the accompanying proxy statement and in their discretion upon such other matters as may properly come before the meeting. This card also provides voting instructions (for shares credited to the account of the undersigned, if any) to the trustee for the Unisys Savings Plan (the "Savings Plan") as more fully described on page 2 of the proxy statement.


       IF YOU ARE VOTING BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS
             PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                                                                    SEE REVERSE
                                                                       SIDE
--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-





                                  [UNISYS LOGO]


                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24,2003
                                   9:30 A.M.

                             THE HILTON INN AT PENN
                               3600 SANSOM STREET
                           PHILADELPHIA, PENNSYLVANIA

                             YOUR VOTE IS IMPORTANT
                              THANK YOU FOR VOTING

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE SELECTION OF AUDITORS, FOR THE APPROVAL OF THE UNISYS CORPORATION 2003 LONG-TERM INCENTIVE AND EQUITY COMPENSATION PLAN AND FOR THE APPROVAL OF THE AMENDED AND RESTATED UNISYS CORPORATION EMPLOYEE STOCK PURCHASE PLAN, AND THE TRUSTEE FOR THE SAVINGS PLAN WILL VOTE AS DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4

1. ELECTION OF
   DIRECTORS
                              FOR ALL         WITHHELD    FOR ALL EXCEPT
NOMINEES:                                     FROM ALL       AS NOTED
01 Gail D. Fosler
02 Melvin R. Goodes             [ ]              [ ]            [ ]
03 Edwin A. Huston


---------------------------------
(EXCEPT NOMINEE(S) WRITTEN ABOVE)

                                FOR           AGAINST         ABSTAIN
2. RATIFICATION OF
   SELECTION OF                 [ ]             [ ]             [ ]
   INDEPENDENT AUDITORS

                                FOR           AGAINST         ABSTAIN
3. APPROVE THE UNISYS
   CORPORATION 2003             [ ]             [ ]             [ ]
   LONG-TERM INCENTIVE
   AND EQUITY COMPENSATION
   PLAN

                                FOR           AGAINST         ABSTAIN
4. APPROVE THE AMENDED
   AND RESTATED UNISYS          [ ]             [ ]             [ ]
   CORPORATION EMPLOYEE
   STOCK PURCHASE PLAN

MARK HERE TO HAVE YOUR VOTE REMAIN CONFIDENTIAL [ ]

Please sign exactly as name appears hereon. For joint accounts, both owners should sign. When signing as executor, attorney, administrator, trustee, guardian, corporate officer, etc., please give your full title.


------------------------------------------------


------------------------------------------------
    SIGNATURE(S)                       DATE


--------------------------------------------------------------------------------
 -FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL-


                          VOTE BY TELEPHONE OR INTERNET

Unisys Corporation encourages you to take advantage of the convenient ways to vote your shares on proposals covered in this year's Proxy Statement. You may vote by mail, through the Internet or by telephone.

If you vote through the Internet or by telephone, please have your social security number and proxy card available. The control number printed in the box above, just below the perforation, and your social security number are necessary to verify your vote. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.


1. VOTE BY MAIL. Mark, date, sign and return your proxy card in the enclosed envelope.

2. VOTE BY TELEPHONE. Using a touch-tone telephone, call toll-free 1-877-779-8683, 24 hours a day, 7 days a week from the U.S. and Canada. Follow the instructions that are provided.

3. VOTE THROUGH THE INTERNET. Log onto the Internet at http://www.eproxyvote.com/uis, 24 hours a day, 7 days a week. Follow the instructions that are provided.

If you vote through the Internet or by telephone, do not return the proxy card.

                              THANK YOU FOR VOTING

                                  [UNISYS LOGO]